As filed with the Securities and Exchange Commission on April 17, 2003

Registration No. 333-102727

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

NEVADA POWER COMPANY

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

88-0420104

(I.R.S. Employer Identification No.)

6226 West Sahara Avenue

LAS VEGAS, NEVADA 89146

(702) 367-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

with a copy to:

C. STANLEY HUNTERTON, ESQ.

Senior Vice President, General Counsel and Corporate Secretary

Nevada Power Company

6226 West Sahara Avenue

LAS VEGAS, NEVADA 89146

(702) 367-5690

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

WILLIAM C. ROGERS, ESQ.

Choate, Hall & Stewart

53 State Street

Boston, Massachusetts 02109

(617) 248-5000

Approximate date of commencement of proposed sale of the securities to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

PROSPECTUS

EXCHANGE OFFER

Nevada Power Company Is Offering To Issue Its

10 7/8% General and Refunding Mortgage Notes, Series E, due 2009

(Registered Under the Securities Act of 1933)

In Exchange For Its

10 7/8% General and Refunding Mortgage Notes, Series E, due 2009

(Not Registered Under the Securities Act of 1933)

The exchange offer

•	We will exchange all old notes that are validly tendered and not validly withdrawn for an equal principal amount of new notes.

•	We are relying on the position of the staff of the Securities and Exchange Commission in certain interpretive letters to third parties providing that the new notes will be freely tradable.

•	You may withdraw tenders of old notes at any time prior to the expiration of the exchange offer.

•	The exchange offer expires at 5:00 p.m., New York time, on Monday, May 19, 2003, unless we extend the offer.

•	An exchange of old notes for new notes will not constitute a taxable event for U.S. federal income tax purposes.

The new notes

•	The new notes will:

•	bear interest at 10 7/8% per annum,

•	mature on October 15, 2009, and

•	be redeemable, at the option of Nevada Power Company and at the option of the holders, as described in this prospectus.

The terms of the new notes will be substantially identical to the terms of the old notes issued on October 29, 2002, except that the new notes will not contain terms with respect to restrictions on transfer.

•	Like the old notes, the new notes will be secured by the lien of our General and Refunding Mortgage Indenture which covers substantially all of our Nevada properties and is junior to the lien of our First Mortgage Indenture.

•	There will likely be no public market for the new notes.

You should carefully consider the “ RISK FACTORS” beginning on page 10 of this prospectus before participating in this exchange offer.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Nevada Power Company has agreed that, for a period of one year after the Expiration Date (as defined herein), it will make this prospectus available to any broker-dealer for use in connection with any such resale. See “PLAN OF DISTRIBUTION.”

The Securities and Exchange Commission and state regulators have not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 17, 2003.

THIS PROSPECTUS INCORPORATES BY REFERENCE IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT NEVADA POWER COMPANY THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS. SEE “WHERE YOU CAN FIND MORE INFORMATION.” YOU MAY OBTAIN COPIES OF DOCUMENTS CONTAINING SUCH INFORMATION FROM US, WITHOUT CHARGE, BY EITHER CALLING OR WRITING TO US AT:

NEVADA POWER COMPANY

6226 W. SAHARA AVENUE

LAS VEGAS, NEVADA 89146

ATTENTION: VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

TELEPHONE: (702) 367-5000

IN ORDER TO OBTAIN TIMELY DELIVERY, YOU MUST REQUEST DOCUMENTS FROM US NO LATER THAN MONDAY, MAY 12, 2003, WHICH IS FIVE BUSINESS DAYS BEFORE THE EXPIRATION OF THE EXCHANGE OFFER ON MONDAY, MAY 19, 2003.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR IN THE LETTER OF TRANSMITTAL IN CONNECTION WITH THE EXCHANGE OFFER. WE HAVE NOT AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH ANY INFORMATION OTHER THAN THIS PROSPECTUS. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE ON THE FRONT COVER OF THIS PROSPECTUS. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE. THIS PROSPECTUS IS NOT AN OFFER TO EXCHANGE THE NEW NOTES, AND IT IS NOT SOLICITING AN OFFER TO EXCHANGE THE NEW NOTES, IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER IS NOT PERMITTED.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and “objective” and other similar expressions identify those statements that are forward-looking. These statements are based on management’s beliefs and assumptions and on information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, those described in the “RISK FACTORS” section of this prospectus beginning on page 10 and the following:

•	unfavorable rulings in rate cases previously filed, currently pending and to be filed by us with the Public Utilities Commission of Nevada (the “PUCN”), including the periodic applications to recover costs for fuel and purchased power that have been recorded by us in our deferred energy accounts;

•	our ability to access the capital markets to support our requirements for working capital, including amounts necessary to finance deferred energy costs, construction costs and the repayment of maturing debt, particularly in the event of additional unfavorable rulings by the PUCN, a further downgrade of our current debt ratings and/or adverse developments with respect to our power and fuel suppliers;

•	whether the PUCN will issue favorable orders in a timely manner to permit us to borrow money and issue additional securities to finance our operations, to purchase power and fuel necessary to serve our customers and to repay maturing debt;

•	whether suppliers, such as Enron, which have terminated their power supply contracts with us will be successful in pursuing their claims against us for liquidated damages under their power supply contracts, and whether Enron will be successful in its lawsuit against us;

•	whether we will be able to maintain sufficient stability with respect to our liquidity and relationships with suppliers to be able to continue to operate outside of bankruptcy;

•	whether our current suppliers of purchased power or fuel will continue to do business with us or will terminate their contracts and seek liquidated damages from us;

•	whether we will need to purchase additional power on the spot market to meet unanticipated power demands (for example, due to unseasonably hot weather) and whether suppliers will be willing to sell such power to us in light of our weakened financial condition;

•	whether we will be successful in obtaining PUCN approval in a future general rate case to recover goodwill and other merger costs recorded in connection with the 1999 merger between us and Sierra Pacific Resources;

•	wholesale market conditions, including availability of power on the spot market, which affect the prices we have to pay for power as well as the prices at which we can sell any excess power;

•	the outcome of our pending lawsuit in Nevada state court seeking to reverse portions of the PUCN’s March 29, 2002 order denying the recovery of a substantial portion of our deferred energy costs, including the outcome of the petition filed by the Bureau of Consumer Protection of the Nevada Attorney General’s Office seeking additional disallowances;

•	whether we will be able, either through Federal Energy Regulatory Commission (the “FERC”) proceedings or negotiation, to obtain lower prices on the long-term purchased power contracts that we entered into during 2000 and 2001 that are priced above current market prices for electricity;

•	the effect that any future terrorist attacks, wars or threats of war may have on the tourism and gaming industries in Nevada, particularly in Las Vegas, as well as on the economy in general;

•	unseasonable weather and other natural phenomena, which can have potentially serious impacts on our ability to procure adequate supplies of fuel or purchased power to serve our customers and on the cost of procuring such supplies;

•	industrial, commercial and residential growth in our service territories;

•	the loss of any significant customers;

•	the effect of existing or future Nevada or federal legislation or regulations affecting electric industry restructuring, including laws or regulations which could allow additional customers to choose new electricity suppliers or change the conditions under which they may do so;

•	changes in the business of major customers, particularly those engaged in gaming, which may result in changes in the demand for our services, including the effect on the Nevada gaming industry of the opening of additional Indian gaming establishments in California and other states;

•	changes in environmental regulations, tax or accounting matters or other laws and regulations to which we are subject;

•	future economic conditions, including inflation or deflation rates and monetary policy;

•	financial market conditions, including changes in availability of capital or interest rate fluctuations;

•	unusual or unanticipated changes in normal business operations, including unusual maintenance or repairs; and

•	employee workforce factors, including changes in collective bargaining unit agreements, strikes or work stoppages.

Other factors and assumptions not identified above may also have been involved in deriving these forward-looking statements, and the failure of those other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking statements.

SUMMARY

This summary, which is presented solely to furnish limited introductory information regarding Nevada Power Company (“Nevada Power” or the “Company”), the exchange offer and the new notes, has been selected from the detailed information contained elsewhere in this prospectus (including the documents incorporated by reference). This summary does not contain all of the information that you should consider before making any investment decision. The terms “we,” “us” and “our” refer to Nevada Power. You should read the entire prospectus carefully before making any investment decision.

NEVADA POWER COMPANY

We are a regulated public utility engaged in the distribution, transmission, generation, purchase and sale of electric energy in the southern Nevada communities of Las Vegas, North Las Vegas, Henderson, Searchlight, Laughlin and their adjoining areas. We also provide electricity to Nellis Air Force Base, the Department of Energy at Mercury and Jackass Flats at the Nevada Test Site. We are the only electric utility serving this area and have provided power to our customers in these communities continuously since 1906. We have a total generating capacity of 1,964 megawatts (“MW”) from 22 coal and natural gas/oil fired generation units in our generating plants. We provide electricity to approximately 669,000 residential and business customers in a 4,500 square mile service area.

The peak loads in our service territory are highest in the summer months, with loads driven primarily by air conditioning requirements of our customers. Over the past five years, our peak loads have increased an average of 6.6% annually, our total retail electric megawatt hour sales have increased an average of 6.4% annually and our number of customers has increased an average of 5.8% annually. For the twelve months ended December 31, 2002, our electric business contributed all of our retail operating revenues of $1.5 billion and our retail electric sales totaled 17.2 million megawatt-hours (“MWh”).

Customer growth in our service territory continues to be among the fastest in the nation, with a significant part of our electric retail sales growth resulting from new residential, industrial and gaming customers. The United States Census Bureau forecasts that Nevada will have the fastest growing population in the United States from 2000 to 2005, with projected growth of 10.6% over such time period. The Las Vegas portion of our service territory has recently undergone significant customer growth, resulting from its status as one of the top gaming and resort destinations in the world. Seventeen of the world’s twenty largest hotels are located in Las Vegas.

We are one of two principal subsidiaries of Sierra Pacific Resources, the publicly-traded utility holding company that owns all of our outstanding common stock. In 1999, we merged with Sierra Pacific Resources, the parent of Sierra Pacific Power Company, the electric and gas utility primarily serving western, central and northeastern Nevada. We are now a separate, wholly-owned subsidiary of Sierra Pacific Resources.

THE EXCHANGE OFFER

On October 29, 2002, we completed a private offering of our 10 7/8% General and Refunding Mortgage Notes, Series E, due 2009. In connection with the private offering, we entered into a registration rights agreement with Lehman Brothers, Inc. and Credit Suisse First Boston Corporation in which we agreed to file a registration statement with the Securities and Exchange Commission within 90 days after the date of original issuance of the old notes, with respect to a registered offer to exchange old notes for new notes. Pursuant to the exchange offer, you are entitled to exchange your old notes for new notes that are substantially identical in all material respects to the old notes except that:

•	the new notes will be registered under the Securities Act of 1933; and

•	the new notes will not be entitled to certain rights applicable to the old notes under the registration rights agreement.

General

We are offering to exchange up to $250 million aggregate principal amount of 10 7/8% General and Refunding Mortgage Notes, Series E, due 2009 that have been registered under the Securities Act of 1933 for up to $250 million aggregate principal amount of 10 7/8% General and Refunding Mortgage Notes, Series E, due 2009 that were issued on October 29, 2002 in a private offering. Old notes may be exchanged in denominations of $1,000 and integral multiples of $1,000 in excess thereof. We will issue the new notes promptly after the expiration of the exchange offer. See “THE EXCHANGE OFFER.”

Expiration Date

The exchange offer will expire at 5:00 p.m., New York time, on Monday, May 19, 2003, unless we decide to extend it. We do not currently intend to extend the expiration date, although we reserve the right to do so, and we have agreed to use our commercially reasonable efforts to commence and complete the exchange offer promptly but no later than May 30, 2003. If extended, the term “expiration date” will mean the latest date and time to which the exchange offer is extended.

Resale of new notes

Based on interpretive letters written by the staff of the Securities and Exchange Commission to companies other than Nevada Power, we believe that, subject to certain exceptions, the new notes may generally be offered for resale, resold and otherwise transferred by any holder thereof without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933, provided that such holder

•	is not our affiliate (as that term is defined under rule 405 of the Securities Act of 1933),

•	is acquiring the new notes in the ordinary course of its business,

•	is not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the new notes, and

•	is not prohibited by any law or policy of the Securities and Exchange Commission from participating in the exchange offer.

If Nevada Power’s belief is inaccurate, holders of the new notes who offer, resell or otherwise transfer new notes in violation of the Securities Act of 1933 may incur liability under that Act. Nevada Power will not assume or indemnify holders against this liability.

All participating broker-dealers that receive new notes for their own accounts pursuant to the exchange offer in exchange for old notes that were acquired as a result of market-making or other trading activity must acknowledge that they will deliver a prospectus in connection with any resale of the new notes. See “PLAN OF DISTRIBUTION.”

Conditions to the Exchange Offer

Subject to the terms of our registration rights agreement with Lehman Brothers, Inc. and Credit Suisse First Boston Corporation as initial purchasers of the old notes, we may terminate the exchange offer before the expiration date if we determine that our ability to proceed with the exchange offer could be materially impaired due to

•	any legal or governmental action,

•	any new law, statute, rule or regulation, or

•	any interpretation by the staff of the Securities and Exchange Commission of any existing law, statute rule or regulation.

See “THE EXCHANGE OFFER—Conditions to the Exchange Offer.”

Tender Procedures—Beneficial Owners

If you wish to tender old notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf.

IF YOU ARE A BENEFICIAL HOLDER, YOU SHOULD FOLLOW THE INSTRUCTIONS RECEIVED FROM YOUR BROKER OR NOMINEE WITH RESPECT TO TENDERING PROCEDURES AND CONTACT YOUR BROKER OR NOMINEE DIRECTLY.

Tender Procedures—Registered Holders and DTC Participants

If you are a registered holder of old notes and you wish to participate in the exchange offer, you must complete, sign and date the letter of transmittal delivered with this prospectus, or a facsimile thereof. If you are a participant in The Depository Trust Company (“DTC”) and you wish to participate in the exchange offer, you must instruct DTC to transmit to the exchange agent a message indicating that you agree to be bound by the terms of the letter of transmittal. You should mail or otherwise transmit the letter of transmittal or facsimile (or DTC message), together with your old notes (in book-entry form if you are a participant in DTC) and any other required documentation to The Bank of New York, as exchange agent.

Guaranteed Delivery Procedures	If you are a registered holder of old notes and you wish to tender them, but they are not immediately available or you cannot deliver them or the letter of transmittal to the exchange agent prior to the expiration date, you must tender your old notes according to special guaranteed delivery procedures. See “THE EXCHANGE OFFER—Procedures for Tendering—Registered Holders and DTC Participants—Guaranteed Delivery Procedures” on page 30.

Withdrawal Rights

You may withdraw tenders of old notes at any time before 5:00 p.m., New York City time, on the expiration date as provided in “THE EXCHANGE OFFER—Withdrawal of Tenders.” Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offer.

Effect on Holders of old notes

If you are a holder of old notes and do not tender your old notes in the exchange offer, you will continue to hold the old notes and you will be entitled to all the rights and limitations applicable to the old notes in the G&R Indenture, except for any rights under the registration rights agreement that by their terms terminate upon the consummation of the exchange offer.

Consequences of Failure to Exchange

All untendered old notes will continue to be subject to the restrictions on transfer provided for in the old notes. In general, the old notes may not be offered or sold unless registered under the Securities Act of 1933, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act of 1933 and applicable state securities laws. Other than the new notes being registered in connection with the exchange offer, we do not currently anticipate that we will register the old notes under the Securities Act of 1933.

Certain U.S. Federal Income Tax Consequences

An exchange of old notes for new notes pursuant to the exchange offer will not constitute a taxable event for U.S. federal income tax purposes. See “CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.”

Use of Proceeds	We will not receive any proceeds from the issuance of the new notes in the exchange offer.

Exchange Agent	The Bank of New York is the exchange agent for the exchange offer. The address and telephone number of the exchange agent are set forth in this prospectus under “THE EXCHANGE OFFER—Exchange Agent.”

CONSEQUENCES OF EXCHANGING OLD NOTES IN THE EXCHANGE OFFER

The following summary is based on interpretations by the staff of the SEC in no action letters issued to third parties. Unless you are an affiliate of Nevada Power, generally if you exchange your old notes for new notes in the exchange offer you may offer those new notes for resale, resell those new notes, and otherwise transfer those new notes without compliance with the registration and prospectus delivery provisions of the Securities Act. However, those new notes must have been acquired by you in the ordinary course of your business. In addition, unless you are a broker-dealer, you must not engage in, intend to engage in or have any arrangement or understanding with any person to participate in, a distribution of new notes.

If you do not exchange your old notes for new notes in the exchange offer, your old notes will continue to be subject to provisions of the indenture under which they were issued regarding transfer and exchange of the old notes and the restrictions on transfer contained in the legend on the old notes. See “RISK FACTORS” and “THE EXCHANGE OFFER”. If you do not tender your old notes, or do so improperly, you will continue to hold unregistered notes and your ability to transfer such notes will be adversely affected.

THE NEW NOTES

The following summary contains basic information about the new notes. It does not contain all the information that may be important to you. For a more complete description of the new notes, please refer to the section of this prospectus entitled “DESCRIPTION OF THE NOTES.” The terms of the new notes and the old notes are identical in all material respects, except for:

(1)	the transfer restrictions and registration rights relating to the old notes, and

(2)	provisions under the registration rights agreements providing for special interest on the old notes under circumstances relating to timing of the exchange offer, which will terminate on completion of the exchange offer.

The Issuer	Nevada Power Company

The new notes	$250,000,000 aggregate principal amount of 10 7/8% General and Refunding Mortgage Notes, Series E, due 2009

Maturity Date	October 15, 2009

Interest Payment Dates	April 15 and October 15 of each year

Denominations	We will issue the new notes in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Optional Redemption

We may redeem the new notes in whole or in part at any time on or after October 15, 2006, at the redemption prices described under “DESCRIPTION OF THE NOTES—Optional Redemption.” Prior to October 15, 2005, we may redeem up to 35% of the aggregate principal amount of the new notes with the net cash proceeds of qualified equity offerings.

Change of Control

If we experience specific kinds of changes of control, we must offer to repurchase the new notes at 101% of the principal amount of the new notes, plus accrued and unpaid interest, if any, to the date of repurchase. For more details, see “DESCRIPTION OF THE NOTES—Repurchase at the Option of Holders—Change of Control.”

Ranking; Security

The new notes will be secured by the lien of the General and Refunding Mortgage Indenture dated as of May 1, 2001, as amended (the “G&R Indenture”) between us and The Bank of New York, as trustee, which lien is junior, subject and subordinate to the lien of our Indenture of Mortgage dated as of October 1, 1953 (the “First Mortgage Indenture”) between us and Deutsche Bank Trust Company Americas, as trustee. See “DESCRIPTION OF THE FIRST MORTGAGE INDENTURE—Security” and “DESCRIPTION OF THE NOTES—Security and Ranking.” As of the date hereof, we have $372.5 million aggregate principal amount of bonds outstanding under our First Mortgage Indenture. We have agreed not to issue any additional bonds under our First Mortgage Indenture.

The new notes will rank pari passu in right of payment with our existing securities and any future securities issued under our G&R Indenture, and will be senior in right of payment to all of our existing and future subordinated indebtedness. As of December 31, 2002, we had $870 million aggregate principal amount of notes outstanding under our G&R Indenture, which amount includes the old notes but does not include $125 million of our General and Refunding Mortgage Bonds reserved for issuance in connection with our receivables purchase facility.

Description of Collateral

The G&R Indenture constitutes a lien on substantially all of our real property and tangible personal property located in the State of Nevada, other than property specifically excepted from such lien. See “THE INDENTURE—Security—Lien of the Indenture.”

Certain Covenants	The new notes contain limitations on, among other things:

•	the payment of dividends and other distributions with respect to our capital stock and the purchase, redemption or retirement of our capital stock;

•	our ability to incur additional indebtedness and issue preferred stock;

•	restrictions affecting the right of restricted subsidiaries to make certain payments and distributions;

•	asset sales;

•	transactions with affiliates;

•	the incurrence of liens on assets to secure certain debt;

•	engaging in certain business activities; and

•	certain mergers or consolidations and transfers of assets.

These covenants are subject to exceptions, and certain of the covenants will terminate before the new notes mature if Moody’s and S&P assign the new notes an investment-grade rating in the future and no event of default exists under the G&R Indenture. See “DESCRIPTION OF THE NOTES—Suspended Covenants.”

Form of Notes

The new notes initially will be issued in a fully registered book-entry form and will be represented by one or more registered global securities deposited with or on behalf of, and registered in the name of a nominee of The Depository Trust Company.

Trustee	The Bank of New York

Investment in the new notes involves certain risks. You should carefully read the “RISK FACTORS” section beginning on page 10 of this prospectus before participating in the exchange offer.

RISK FACTORS

You should consider carefully all of the information in this prospectus and incorporated by reference in this prospectus. See “WHERE YOU CAN FIND MORE INFORMATION.” In particular, you should carefully evaluate the following risks before tendering your old notes in the exchange offer. However, the risk factors set forth below, other than the first risk factor, are generally applicable to the old notes as well as the new notes. The risks and uncertainties described below are not the only ones we face.

Risks Relating to the Exchange Offer

If you do not tender your old notes, or do so improperly, you will continue to hold unregistered notes and your ability to transfer such notes will be adversely affected.

We will only issue new notes in exchange for old notes that are timely received by the exchange agent together with all required documents, including a properly completed and signed letter of transmittal (or agent’s message), as described in this prospectus. Therefore, you should allow sufficient time to ensure timely delivery of the old notes and you should carefully follow the instructions on how to tender your old notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the old notes. If you do not tender your old notes or if we do not accept your old notes because you did not tender your old notes properly, then, after we consummate the exchange offer, you will continue to hold old notes that are subject to the existing transfer restrictions and, you will no longer have any registration rights with respect to the old notes. In addition:

•	if you tender your old notes for the purpose of participating in a distribution of the new notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with any resale of the new notes; and

•	if you are a broker-dealer that receives new notes for your own account in exchange for old notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of those new notes.

We have agreed that, for a period of not less than one year after the exchange offer is consummated, we will make a prospectus available to any broker-dealer for use in connection with any such resale.

After the exchange offer is consummated, if you continue to hold any old notes, you may have difficulty selling them because there will be fewer old notes outstanding. In addition, if significant amounts of old notes are not tendered or are tendered improperly, the limited amount of new notes that would be issued and outstanding after we consummate the exchange offer could lower the market price of the new notes.

There is no existing market for the new notes, and we cannot assure you that an active trading market will develop.

The new notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the new notes on any national securities exchange or for quotation of the new notes on any automated dealer quotation system. As a result, we cannot assure you that an active trading market will develop for the new notes.

Risks Relating to Us and Our Business

Recent events have significantly adversely affected our liquidity. Further downgrades of our credit ratings could limit our access to the capital markets.

Historically, in order to satisfy our substantial working capital, capital expenditure and debt service requirements, we have relied on a combination of (i) internally generated funds, (ii) our commercial paper program, which had permitted the sale of up to $200 million of commercial paper on a revolving basis, and other issuances of debt and preferred securities in the capital markets, and (iii) capital contributions from our parent, Sierra Pacific Resources.

As discussed below, on March 29, 2002, the PUCN issued its decision in our deferred energy rate case disallowing $434 million of our request to recover our deferred purchased power and fuel costs through rate increases to our customers. On March 29 and April 1, 2002, following this decision by the PUCN, each of S&P and Moody’s lowered our unsecured debt ratings to below investment grade. On April 23 and 24, 2002, our unsecured debt ratings were further downgraded and our secured debt ratings were downgraded to below investment grade. As a result of these downgrades, we can no longer issue commercial paper and our ability to access the capital markets to raise funds has become severely limited. Currently, the rating agencies have our credit ratings on “watch negative” or “possible downgrade.” In addition, because the credit ratings of Sierra Pacific Resources were similarly downgraded and because of restrictions on our ability to pay dividends on our common stock, Sierra Pacific Resources’ ability to make capital contributions to us has also become severely limited. Any future downgrades will further increase our cost of capital and further limit our access to the capital markets. In the event that our financial condition does not improve or becomes worse, we may have to consider other options including the possibility of seeking protection in a bankruptcy proceeding.

If we do not receive favorable rulings in the deferred energy applications that we file with the PUCN and we are unable to recover our deferred purchased power and fuel costs, we will experience an adverse impact on cash flow and earnings. Any significant disallowance of deferred energy charges in the future could make our ability to operate outside of bankruptcy uncertain.

The rates that we charge our customers and certain aspects of our operations are subject to the regulation of the PUCN, which significantly influences our operating environment and affects our ability to recover costs from our customers. Under Nevada law, purchased power and fuel costs in excess of those included in base rates are deferred as an asset on our balance sheet and are not shown as an expense until recovered from our retail customers. We are required to file deferred energy applications with the PUCN at least once every twelve months so that the PUCN may verify the prudence of the energy costs and allow us to clear our deferred energy accounts. Nevada law also requires the PUCN to act on these cases within a specified time period. Any of these costs determined by the PUCN to have been imprudently incurred cannot be recovered from our customers. On November 30, 2001, we filed a deferred energy application with the PUCN that sought to clear $922 million of purchased fuel and power costs accumulated between March 1, 2001 and September 30, 2001 from our deferred energy accounts. On March 29, 2002, the PUCN ruled on our deferred energy application and disallowed the recovery of $434 million of our deferred purchased fuel and power costs. As a result of the disallowance, the credit ratings on our debt decreased well below investment grade, we were required to seek a waiver and amendment to our credit agreement and some of our purchased power suppliers terminated their agreements to sell us power. Although we have filed a lawsuit in the First District Court of Nevada seeking to reverse portions of the PUCN’s decision, we are unable to predict how the court will rule in that case or how the PUCN will rule in our future deferred energy applications. Unfavorable rulings by the PUCN in our pending and future rate cases and deferred energy applications, including our deferred energy application that was filed on November 14, 2002, could have a further adverse impact on our business and results of operations, and could make our ability to repay the notes and to continue to operate outside of bankruptcy uncertain.

If the power suppliers who terminated their deliveries to us succeed in their claims against us for liquidated damages under their terminated power supply contracts, it could make our ability to operate outside of bankruptcy uncertain.

In early May of 2002, Enron Power Marketing Inc. (“Enron”), Morgan Stanley Capital Group, Inc. (“MSCG”), Reliant Energy Services, Inc. and several smaller suppliers terminated their power deliveries to us. These terminating suppliers asserted their contractual right under the Western Systems Power Pool Agreement (“WSPPA”) to terminate deliveries based upon an alleged failure to provide adequate assurance of our performance under the WSPPA to any of our suppliers. Each of these terminating suppliers has asserted a claim for liquidated damages under the terminated power supply contracts.

On June 5, 2002, Enron filed suit against us in its bankruptcy case in the Bankruptcy Court for the Southern District of New York asserting claims against us for liquidated damages in the amount of approximately $216 million based on its termination of its power supply agreement with us and for power previously delivered to us. We have denied this claim and have contended, among other things, that the termination was wrongful and excuses us from any further payment or performance under the WSPPA. We have filed proofs of claims and counterclaims against Enron for unspecified damages to be determined during the case as a result of acts and omissions of Enron in manipulating the power markets, wrongful termination of its transactions with us, and fraudulent inducement to enter into transactions with Enron, among other issues.

In connection with the lawsuit filed by Enron in the Bankruptcy Court, Enron filed a motion for partial summary judgment to require us to make immediate payment of the full amount of its claim, pending final resolution of the lawsuit. We filed a motion seeking to stay all proceedings pending the outcome of our complaints filed with the Federal Energy Regulatory Commission (“FERC”) under Section 206 of the Federal Power Act seeking to reduce prices of certain forward power purchase contracts that we entered into prior to the price caps established by the FERC during the western U.S. utility crisis. The Court denied our motion to dismiss or stay only as to Enron’s claims relating to power previously delivered to us. The Court took under advisement our motion to stay or dismiss Enron’s claim for liquidated damages relating to the undelivered power. The U.S. District Court for the Southern District of New York also denied without prejudice our motion to withdraw reference of the matter from the Bankruptcy Court to the U.S. District Court.

On October 25, 2002, Enron effectively withdrew its motion for partial summary judgment seeking to require us to make immediate payment of the full amount of its claim pending final resolution, and filed a second motion for partial summary judgment asking the Court to determine the claims on the merits. On December 19, 2002, the bankruptcy judge granted Enron’s motion for partial summary judgment on Enron’s claim for $17.7 million for energy delivered by Enron in April 2002, for which we did not pay. The Court ordered this money to be deposited into an escrow account that is protected from the claims of Enron’s creditors, unless the Court orders or permits a disbursement, and is subject to refund depending on the outcome of our FERC Section 206 cases. We made the deposit as ordered. The Court stated that it would rule in due course on Enron’s motion for partial summary judgment on the merits on Enron’s liquidated damages claim (contact price less market price on the date of termination) relating to power it did not deliver under contracts terminated by Enron in May 2002.

The Bankruptcy Court currently has under submission (1) Enron’s motion to dismiss our counterclaims, (2) Enron’s motion for partial summary judgment regarding the amounts alleged to be due for undelivered power, and (3) our motion to dismiss or stay proceeding on Enron’s claims relating to delivered power. The Bankruptcy Court has ordered all of Enron’s terminated purchase power counterparties involved in lawsuits against Enron to participate in a non-binding mediation.

On April 3, 2003, the Bankruptcy Court heard arguments regarding Enron’s motion to dismiss our counterclaims. The Court has not ruled on this matter nor has it indicated when a decision on this matter can be expected. We continue to participate in non-binding court-ordered mediation proceedings along with all of Enron’s other terminated purchased power counterparties.

We are unable to predict the outcome of the motions currently before the Bankruptcy Court. A decision adverse to us on Enron’s motion for partial summary judgment, or an adverse decision in the lawsuit with respect to liability as to Enron’s claims on the merits for undelivered power, would have a material adverse effect on our financial condition and liquidity and could make it difficult for us to continue to operate outside of bankruptcy.

On September 5, 2002, MSCG initiated an arbitration pursuant to the arbitration provisions in various power supply contracts terminated by MSCG in April 2002. In the arbitration, MSCG requested that the arbitrator compel us to pay MSCG $25 million pending the outcome of any dispute regarding the amount owed under the contracts. We claim that nothing is owed under the contracts on various grounds, including breach by MSCG in terminating the contracts, and further, that the arbitrator does not have jurisdiction over our contracts claims and defenses. In March 2003, the arbitrator ruled in our favor and dismissed the arbitration in its entirety for lack of jurisdiction.

Subsequently, we filed a complaint against MSCG on March 26, 2003, in the U.S. District Court, District of Nevada, alleging that (1) MSCG’s demand was wrongful and constituted a breach of the Agreement, (2) MSCG failed to exercise reasonable discretion with respect to its demand, (3) the notice of termination was improperly served and in violation of the Agreement, and (4) MSCG failed to deliver the power as required under the Agreement. We are asking for declaratory relief, attorneys’ fees and costs of suit and other relief as the Court deems appropriate. We cannot predict the outcome of this litigation; however, we may be adversely affected if MSCG files a countersuit or other action against us and is successful in any such claim.

On September 30, 2002, El Paso Merchant Energy Group (“EPME”) notified us that it was terminating all transactions entered into with us under the WSPPA. On October 8, 2002, we received a letter from EPME seeking a termination payment of approximately $36 million with respect to the terminated WSPPA transactions. At the present time, we disagree with EPMS’s calculation, and expect that net gains and losses relating to the terminated transactions, including a delayed payment amount of approximately $19 million owed to EPME for power deliveries through September 15, 2002, will result in a net payment due to us.

Other terminating power suppliers may bring claims against us for liquidated damages under their terminated power supply contracts. Adverse decisions with respect to such existing and potential claims, including any requirement to pay or provide security in the amount of the alleged liquidated damages, may adversely affect our cash flow, liquidity and financial condition and may render our ability to operate outside of bankruptcy uncertain.

We rely on purchased power counterparties to sell power to us for a significant portion of the power for our operations. If our financial position does not improve or worsens, we may face increasing difficulty obtaining power necessary for our operations.

Historically we have purchased a significant portion of the power that we sell to our customers from power suppliers. If our credit ratings do not improve or are further downgraded, we may experience considerable difficulty entering into new power supply contracts, and to the extent that we must rely on the spot market, we may experience difficulty obtaining such power from suppliers in the spot market in light of our weakened financial condition. Any difficulty securing our purchased power requirements could have a material adverse effect on our ability to provide power, our operations and our financial condition.

In light of our current financial condition, some of our current suppliers have indicated that they are unwilling to sell us power under our traditional payment terms. If these suppliers or future suppliers do not sell us power under traditional payment terms, we may have to pre-pay our power requirements. If we do not have sufficient funds or access to liquidity to pre-pay our power requirements, particularly at the onset of the summer months, and are unable to obtain power through other means, our business, operations and financial condition would be adversely affected and it would make it difficult for us to provide reliable service to our customers or to continue to operate outside of bankruptcy.

We have approximately $480 million of indebtedness maturing through December 31, 2004 that we may be required to refinance. The failure to refinance our indebtedness would have an adverse effect on us.

The following is a description of our maturing debt that comes due prior to and including December 31, 2004:

•	$210,000,000 of senior unsecured 6% Notes due September 15, 2003;

•	$140,000,000 of General and Refunding Mortgage Notes, Floating Rate, Series B, due October 15, 2003; and

•	$130,000,000 of 6.20% Senior Unsecured Notes, Series B due April 15, 2004.

If we do not have sufficient funds to repay our indebtedness at maturity, we will have to refinance the indebtedness through additional debt financing in private or public offerings. If, at the time of any refinancing, prevailing interest rates or other factors result in higher interest rates on refinancings, increases in interest expense could adversely affect our cash flow, and, consequently, cash available for payments on our indebtedness, including the notes. If we are unable to refinance or extend outstanding borrowings on commercially reasonable terms or at all, we may have to:

•	reduce or delay capital expenditures planned for replacements, improvements and expansions; and/or

•	dispose of assets on disadvantageous terms, potentially resulting in losses and adverse effects on cash flow from operating activities.

We cannot assure you that we could effect or implement any of these alternatives on satisfactory terms, if at all. If we are unable to repay our indebtedness at maturity, we may not be able to continue to operate outside of bankruptcy.

Our ability to access the capital markets is dependent on our ability to obtain regulatory approval to do so.

We will need to continue to support working capital and capital expenditures, and to refinance maturing debt, through external financing. We must obtain regulatory approval in Nevada in order to borrow money or to issue securities and will therefore be dependent on the PUCN to issue favorable orders in a timely manner to permit us to finance our operations, to purchase power and fuel necessary to serve our customers and to refinance maturing debt. We cannot assure you that the PUCN will issue such orders or that such orders will be issued on a timely basis.

We may not be able to mitigate fuel and wholesale electricity pricing risks which could result in unanticipated liabilities or increased volatility in our earnings.

Our business and operations are subject to changes in purchased power prices and fuel costs that may cause increases in the amounts we must pay for power supplies on the wholesale market and the cost of producing power in our generation plants. As evidenced by the western utility crisis that began in 2000, prices for electricity, fuel and natural gas may fluctuate substantially over relatively short periods of time and expose us to significant commodity price risks.

Among the factors that could affect market prices for electricity and fuel are:

•	prevailing market prices for coal, oil, natural gas and other fuels used in our generation plants, including associated transportation costs, and supplies of such commodities;

•	changes in the regulatory framework for the commodities markets that we rely on for purchased power and fuel;

•	liquidity in the general wholesale electricity market;

•	the actions of external parties, such as the FERC or independent system operators, that may impose price limitations and other mechanisms to address some of the volatility in the western energy markets;

•	weather conditions impacting demand for electricity or availability of hydroelectric power or fuel supplies;

•	union and labor relations;

•	natural disasters, wars, embargoes and other catastrophic events; and

•	changes in federal and state energy and environmental laws and regulations.

As a part of our risk management strategy, we routinely enter into contracts to hedge our exposure to the risks listed above; however, we do not always hedge the entire exposure of our operations from commodity price volatility. To the extent that open positions exist, fluctuating commodity prices could have a material adverse effect on our results of operations.

We may be adversely affected by the financial condition, liquidity problems and possible bankruptcy of our parent, Sierra Pacific Resources, and its affiliates.

We are a wholly-owned subsidiary of Sierra Pacific Resources, the parent company of Sierra Pacific Power Company, the public utility that provides power and natural gas to northern Nevada and the Lake Tahoe area of California. Sierra Pacific Resources is a holding company with no significant operations of its own. Its cash flows are substantially derived from dividends paid to it by us and Sierra Pacific Power Company, which are typically utilized to service debt and pay dividends on common stock of Sierra Pacific Resources, with the balance, if any, reinvested in us and Sierra Pacific Power Company as contributions to capital. Currently, we are restricted from paying dividends to our parent under certain financing agreements and an order of the PUCN. If we cannot eliminate these dividend restrictions, Sierra Pacific Resources’ ability to continue outside of bankruptcy will become increasingly uncertain.

Sierra Pacific Resources has a substantial amount of debt and other obligations including, but not limited to: approximately $133 million of its unsecured Floating Rate Notes due April 20, 2003 (which it intends to pay at maturity with cash on hand); $300 million of its unsecured 8¾% Senior Notes due 2005; and $240 million of its unsecured 7.93% Senior Notes due 2007. In connection with the disallowance of a significant portion of our deferred purchased power costs by the PUCN as stated above, Sierra Pacific Resources’ credit ratings, along with those of Sierra Pacific Power Company, were downgraded to below investment grade. As a result of the downgrades, Sierra Pacific Resources’ ability to service its debt obligations and refinance its maturing debt as it becomes due has been adversely affected. In the event that Sierra Pacific Resources’ financial condition does not improve or becomes worse, it may have to consider other options including the possibility of seeking protection in a bankruptcy proceeding. As of February 28, 2003, Sierra Pacific Resources on a stand alone basis had cash and cash equivalents of approximately $179.3 million.

We cannot predict with certainty what impact a Sierra Pacific Resources’ bankruptcy would have on us. Under the equitable doctrine of substantive consolidation, a bankruptcy court may consolidate and pool our assets and liabilities with those of our parent. We do not believe that our assets and liabilities would become part of Sierra Pacific Resources’ estate in bankruptcy. Although Sierra Pacific Resources owns all of our common stock, which would become part of its bankruptcy estate, we own or lease the assets used in our business as a separate corporation from our parent. Additionally, certain regulatory protections restrict Sierra Pacific Resources’ access to our assets. However, we cannot assure you that Sierra Pacific Resources or its creditors would not attempt to advance such claims in a Sierra Pacific Resources bankruptcy proceeding or, if advanced, how a bankruptcy court would resolve the issue. If a bankruptcy court were to allow the substantive consolidation of our assets and liabilities in the context of a Sierra Pacific Resources bankruptcy filing, our financial condition, operations and ability to meet our obligations with respect to the notes may be materially adversely affected.

Changes in our regulatory environment and recent events in the energy markets that are beyond our control and future decisions in our general rate cases may significantly affect our financial condition, results of operations or cash flows.

As a regulated public utility, our rates and operations are subject to regulation by various state and federal regulators as well as the actions of state and federal legislators. As a result of the energy crisis in California during 2000 and 2001, the financial troubles of certain energy companies, including us, and general movements toward electric industry restructuring and deregulation, the regulatory environment in which we operate has become increasingly uncertain. Steps taken and being considered at the federal and state levels continue to change the structure of the electric industry and utility regulation.

At the federal level, the FERC has been mandating changes in the regulatory framework in which transmission-owning public utilities operate. On July 31, 2002, FERC issued a Notice of Proposed Rulemaking (Docket No. RM01-12-000) that would require, among other things, that (1) all transmission-owning utilities transfer control of their transmission facilities to an independent transmission provider; (2) transmission service to bundled retail customers be provided under the FERC-regulated transmission tariff, rather than state-mandated terms and conditions; and (3) new terms and conditions for transmission service be adopted nationwide, including new provisions for pricing transmission in the event of transmission congestion. If adopted as proposed, the rules would materially alter the manner in which we own and operate our transmission services.

The PUCN has jurisdiction, granted by the Nevada Legislature, over our rates, standards of service, generation and certain distribution facilities, accounting, issuance of securities, as well as other aspects of our operations. The Nevada Legislature and the PUCN could pass measures that could affect retail competition in Nevada, affect the prices that we charge for electricity, impact the impairment and writedown of certain of our assets, including generation-related plant and net regulatory assets, reduce our profit margins and increase the costs of our capital and operations expenses. Prior to the onset of the western utility crisis, the Nevada Legislature and the PUCN had mandated that we sell our electric generation assets and prepare for retail competition in Nevada. AB 369, which was passed into law on April 18, 2001, halted the movement towards deregulation of the Nevada electric industry by repealing all statutes authorizing retail competition, by voiding any license issued to alternative sellers of electricity and by placing a moratorium on the sale of generation assets by electric utilities. We cannot predict how future actions by the PUCN or future legislation passed in Nevada will affect our results of operations, cash flows or financial condition.

We periodically file general rate cases with the PUCN. In our general rate cases, the PUCN establishes, among other things, our return on common equity, overall rate of return, depreciation expenses and our cost of capital. In a recent compliance order, the PUCN further required us to demonstrate that the terms of any financings undertaken pursuant to such order are reasonable. Any of such financing costs determined by the PUCN to have been imprudently incurred, including the maturity and interest rate payable on the notes, cannot be recovered from our customers. Unfavorable rulings by the PUCN in our future general rate cases could adversely impact our results of operation.

As a result of the energy crisis in California during 2000 and 2001, the volatility of natural gas prices in North America, the bankruptcy filings by Enron Corporation and Pacific Gas and Electric, and investigations by governmental authorities into energy trading activities, companies in the regulated and unregulated utility businesses have generally been under an increased amount of scrutiny by public, state and federal regulators, the capital markets and the rating agencies. We cannot predict or control what effect these types of events or future actions of regulatory agencies in response to such events in the energy markets may have on our business or our access to the capital markets.

We are subject to numerous environmental laws and regulations that may increase our cost of operations, impact or limit our business plans, or expose us to environmental liabilities.

We are subject to extensive federal, state and local statutes, rules and regulations relating to environmental protection. These laws and regulations can result in increased capital, operating, and other costs, particularly with regard to enforcement efforts focused on power plant emissions obligations. These laws and regulations generally require us to obtain and comply with a wide variety of environmental licenses, permits, inspections and other approvals, and may be enforced by both public officials and private individuals. We cannot predict the outcome or effect of any action or litigation that may arise from applicable environmental regulations.

In addition, we may be required to be a responsible party for environmental clean up at sites identified by environmental agencies or regulatory bodies. We cannot predict with certainty the amount and timing of future expenditures related to environmental matters because of the difficulty of estimating clean up costs. There is also uncertainty in quantifying liabilities under environmental laws that impose joint and several liability on all potentially responsible parties. Environmental regulations may also require us to install pollution control equipment at, or perform environmental remediation on, our facilities.

Existing environmental regulations may be revised or new regulations may be adopted or become applicable to us. For example, the laws governing air emissions from coal-burning plants are being re-interpreted by federal and state authorities which could result in the imposition of substantially more stringent limitations on emissions than those currently in effect. Revised or additional regulations, which result in increased compliance costs or additional operating restrictions, could have a material adverse effect on our financial condition and results of operations particularly if those costs are not fully recoverable from our customers.

Furthermore, we may not be able to obtain or maintain all environmental regulatory approvals necessary to our business. If there is a delay in obtaining any required environmental regulatory approval or if we fail to obtain, maintain or comply with any such approval, operations at our affected facilities could be halted or subjected to additional costs. Further, at some of our older facilities the cost of installing the necessary equipment may cause us to shut down those generation units.

We are a wholly-owned subsidiary of Sierra Pacific Resources, which can exercise substantial control over our dividend policy and business and operations and may do so in a manner that is adverse to our interests.

Our board of directors exercises substantial control over our business and operations and makes determinations with respect to, among other things, the following:

•	payment of dividends;

•	decisions on financings and our capital raising activities;

•	mergers or other business combinations; and

•	acquisition or disposition of assets.

Our board of directors could decide to increase dividends to Sierra Pacific Resources to help it support its cash needs. This could adversely affect our liquidity.

Our operating results will likely fluctuate on a seasonal and quarterly basis.

Electric power generation is generally a seasonal business. In many parts of the country, including our service areas, demand for power peaks during the hot summer months, with market prices also peaking at that time. As a result, our operating results in the future will likely fluctuate substantially on a seasonal basis. In addition, we have historically sold less power, and consequently earned less income, when weather conditions in our service areas are milder. Unusually mild weather in the future could diminish our results of operations and harm our financial condition.

War and the threat of terrorism may harm our future growth and operating results.

The growth of our business depends in part on continued customer growth and tourism demand in the Las Vegas portion of our service area. Changes in consumer preferences or discretionary consumer spending in the Las Vegas portion of our service area could harm our business. The terrorist attacks of September 11, 2001 had a negative impact on travel and leisure expenditures, including lodging, gaming and tourism. Although activity levels in the Las Vegas area have recovered significantly in recent months, we cannot predict the extent to which future terrorist and war activities in the United States and elsewhere may affect us, directly or indirectly. An extended period of reduced discretionary spending and/or disruptions or declines in airline travel and business conventions could significantly harm the businesses in and the continued growth of the Las Vegas portion of our service area, which could harm our business and results of operations. In addition, instability in the financial markets as a result of war may affect our ability to raise capital.

A sustained military campaign in Iraq or any other military strikes may affect our operations in unpredictable ways, such as increased security measures and disruptions of fuel supplies and markets, particularly oil. Uncertainty surrounding retaliatory military strikes or a sustained military campaign may affect our business in unpredictable ways, including disruptions of fuel supplies and markets, and the possibility that our infrastructure facilities (which includes our pipelines, production facilities, and transmission and distribution facilities) could be direct targets or indirect casualties of an act of terror. War and the possibility of a sustained military campaign may have an adverse effect on the economy in general.

Risks Relating to the Notes

The notes impose restrictions on us that may adversely affect our ability to operate our business.

The notes contain covenants that restrict, among other things, our ability to:

•	pay dividends and other distributions with respect to our capital stock and purchase, redeem or retire our capital stock;

•	incur additional indebtedness and issue preferred stock;

•	enter into asset sales;

•	enter into transactions with affiliates;

•	incur liens on assets to secure certain debt;

•	engage in certain business activities; and

•	engage in certain mergers or consolidations and transfers of assets.

Our ability to comply with these covenants may be affected by many events beyond our control and we cannot assure you that our future operating results will be sufficient to comply with the covenants, or in the event of a default, to remedy that default. Our failure to comply with those financial covenants could result in a default, which could cause the notes (and by reason of cross-default provisions, indebtedness under our indentures and other indebtedness) to become immediately due and payable. If such an event of default occurs and we are not able to remedy or obtain a waiver from such default, we may not have sufficient funds to repay the notes.

The notes will be junior in right of payment to our obligations under the First Mortgage Indenture.

Under the terms of the G&R Indenture, the lien securing the notes and all other securities issued under the G&R Indenture is junior to the lien of our First Mortgage Indenture. As of the date hereof, there is $372.5 million aggregate principal amount of bonds issued and outstanding under the First Mortgage Indenture. In the event of bankruptcy, liquidation, reorganization or other winding-up of our company or upon a default in payment with respect to, or the acceleration of, any indebtedness under our secured debt, our assets that secure our secured debt will be available to pay obligations on the notes only after all indebtedness under the First Mortgage Indenture has been repaid in full from those assets. There may not be sufficient assets remaining to pay amounts due on all of the securities then outstanding under the G&R Indenture.

The holders of all of the notes offered hereby do not have the power, acting alone, to enforce the lien of the G&R Indenture.

If any event of default occurs under the notes, including any breach of a covenant that is still continuing after applicable grace periods, only the holders of a majority in principal amount of all of the then outstanding securities under the G&R Indenture, including the notes offered hereby, have the power to direct the trustee in its exercise of any trust or power, including its rights to enforce the lien of the G&R Indenture on the collateral securing all those obligations. As of the date hereof, there is $870 million aggregate principal amount of securities issued under the G&R Indenture, which amount does not include $125 million aggregate principal amount of our General and Refunding Mortgage Bonds which have been reserved for issuance in connection with our receivables purchase facility. Accordingly, the holders of all of the notes offered hereby do not have the power, acting alone, to enforce the lien of the G&R Indenture.

Moreover, additional securities may be issued under the G&R Indenture on the basis of (i) 70% of net utility property additions, (ii) the principal amount of retired General and Refunding Mortgage Bonds, and/or (iii) the principal amount of first mortgage bonds retired after delivery to the indenture trustee of the initial expert’s certificate under the G&R Indenture. As of December 31, 2002, we had the capacity to issue approximately $1.04 billion of additional debt under the G&R Indenture. We have reserved $125 million aggregate principal amount of our General and Refunding Mortgage Bonds for issuance upon the initial funding of our receivables purchase facility.

We may be unable to repurchase the notes if we experience a change in control.

We are required, under the terms of the notes, to offer to purchase all of the outstanding notes if we experience a change of control. Our failure to repay holders tendering notes upon a change of control will result in an event of default under the notes. If a change of control were to occur, we cannot assure you that we would have sufficient funds to repay debt outstanding to purchase the notes, or any other securities that we would be required to offer to purchase. We expect that we would require additional financing from third parties to fund any such purchases but we cannot assure you that we would be able to obtain such financing. See “DESCRIPTION OF THE NOTES—Repurchase at the Option of Holders—Change of Control.”

As described in our Annual Report on Form 10-K for the year ended December 31, 2002, Sierra Pacific Resources received letters from the Southern Nevada Water Authority (“SNWA”) stating that it was prepared to enter into good faith negotiation of definitive agreements to acquire all of our assets and assume certain of our existing indebtedness. Any acquisition of our company by the SNWA or another entity would likely constitute a change of control under the terms of the notes.

NEVADA POWER

General

We are a regulated public utility engaged in the distribution, transmission, generation, purchase and sale of electric energy in the southern Nevada communities of Las Vegas, North Las Vegas, Henderson, Searchlight, Laughlin and their adjoining areas. We also provide electricity to Nellis Air Force Base, the Department of Energy at Mercury and Jackass Flats at the Nevada Test Site. We are the only electric utility serving this area and have provided power to our customers in these communities continuously since 1906. We have a total generating capacity of 1,964 megawatts (“MW”) from 22 coal and natural gas/oil fired generation units in our generating plants. We provide electricity to approximately 669,000 residential and business customers in a 4,500 square mile service area.

The peak loads in our service territory are highest in the summer months, with loads driven primarily by air conditioning requirements of our customers. Over the past five years, our peak loads have increased an average of 6.6% annually, our total retail electric megawatt hour sales have increased an average of 6.4% annually and our number of customers has increased an average of 5.8% annually. For the twelve months ended December 31, 2002, our electric business contributed all of our retail operating revenues of $1.5 billion and our retail electric sales totaled 17.2 million megawatt-hours (“MWh”).

Customer growth in our service territory continues to be among the fastest in the nation, with a significant part of our electric retail sales revenue growth resulting from new residential, industrial and gaming customers. The United States Census Bureau forecasts that Nevada will have the fastest growing population in the United States from 2000 to 2005, with projected growth of 10.6% over such time period. The Las Vegas portion of our service territory has recently undergone significant customer growth, resulting from its status as one of the top gaming and resort destinations in the world. Seventeen of the world’s twenty largest hotels are located in Las Vegas.

We are one of two principal subsidiaries of Sierra Pacific Resources, the publicly-traded utility holding company that owns all of our outstanding common stock. In 1999, we merged with Sierra Pacific Resources, the parent of Sierra Pacific Power Company, the electric and gas utility primarily serving western, central and northeastern Nevada. We are now a separate, wholly-owned subsidiary of Sierra Pacific Resources.

RECENT DEVELOPMENTS

Please refer to our annual report filed on Form 10-K for the year ended December 31, 2002 for a discussion of recent history and developments.

On April 2, 2003, we filed a complaint in the United States District Court for the District of Nevada against Merrill Lynch & Co., Inc. and Merrill Lynch Capital Services, Inc. (collectively, “Merrill Lynch”) and Allegheny Energy, Inc., and Allegheny Energy Supply Company, LLC (collectively, “Allegheny”) seeking actual and punitive damages in excess of $850 million and demanding a jury trial for all claims triable by jury. The complaint alleges that the Merrill Lynch defendants engaged in misrepresentation, suppression and concealment, breach of fiduciary duty, wrongful hiring and supervision of Daniel Gordon, and breach of contract and alleges that both Merrill Lynch and Allegheny engaged in intentional interference with contractual and prospective advantage, conspiracy and racketeering (in violation of Nevada Revised Statutes Section 207.470). The complaint also alleges that the improper behavior of Merrill Lynch and Allegheny was the direct and proximate cause of the March 2002 decision by the Public Utilities Commission of Nevada to disallow $180 million of rate adjustments in our deferred energy accounting adjustment rate application.

As stated in our Annual Report on Form 10-K for the year ended December 31, 2002, we filed complaints with the FERC under Section 206 of the Federal Power Act seeking to reduce prices of certain forward power purchase contracts that we entered into prior to the establishment of price caps by the FERC during the western U.S. utility crisis. The Administrative Law Judge (“ALJ”) overseeing the proceedings issued an initial decision on December 19, 2002 stating that our complaints did not meet the public interest standard of proof, which the ALJ believed applied to the reformation of our contracts. We, along with Sierra Pacific Power Company and other parties to these proceedings, filed Briefs on Exceptions to the ALJ’s initial order with the FERC. Oral argument has been scheduled for April 23, 2003 before the three commissioners of the FERC to hear arguments presented by the parties to these proceedings. We are unable to predict the timing or outcome of the FERC’s decision on our Section 206 complaints.

Hearings were held on April 3, 2003, in the Bankruptcy Court for the Southern District of New York, in the lawsuit filed by Enron against us for liquidated damages in the amount of approximately $216 million related to its termination of its power supply agreement with us and for power previously delivered to us. Please refer to “Risk Factors” for additional information regarding the Enron proceedings. The Bankruptcy Court heard arguments regarding Enron’s motion to dismiss our counterclaims against Enron for unspecified damages to be determined during the case. Our counterclaims seek damages for acts and omissions of Enron in manipulating the power markets, wrongful termination of its transactions with us, and fraudulent inducement to enter into transactions with Enron, among other issues. The Court has not ruled on this matter nor has it indicated when a decision on this matter can be expected. We continue to participate in non-binding court-ordered mediation proceedings along with all of Enron’s other terminated purchased power counterparties.

We are incorporated in Nevada. Our principal executive offices are located at 6226 W. Sahara Avenue, (P.O. Box 230), Las Vegas, Nevada 89146 and our telephone number is (702) 367-5000.

SELECTED FINANCIAL INFORMATION

The following table shows selected financial information for Nevada Power on a consolidated basis. You should read the following table along with our Financial Statements and Notes and Management’s Discussion and Analysis of Financial Condition and Operations contained in our Annual Report on Form 10-K for the year ended December 31, 2002, which is incorporated by reference into this prospectus.

	Year ended December 31, (dollars in thousands)
	1998	1999	2000	2001	2002
Operating Revenues	$873,682	$977,262	$1,326,192	$3,025,103	$1,901,034
Operating Income (Loss)	147,277	116,983	74,182	144,364	(104,003)
Net Income (Loss)	83,673	38,787	(7,928)	63,405	(235,070)

Total Assets	$2,541,840	$2,724,329	$2,903,983	$4,704,606	$4,068,522
Long-Term Debt and Company-Obligated Mandatorily Redeemable Preferred Trust Securities	1,089,099	1,119,876	1,116,656	1,796,839	1,677,469
Dividends Declared—Common Stock	73,715	72,000	64,267	33,000	10,000

Ratio of Earnings to Fixed Charges (1)(2)	2.51x	1.53x	—	1.82x	—

Notes:

(1)	For the purpose of calculating the ratio of earnings to fixed charges, “Fixed Charges” represent the aggregate of interest charges on short-term and long-term debt distributions on preferred securities, allowance for funds used during construction, capitalized interest and the portion of interest expense deemed attributable to interest. “Earnings” represent the income (or loss) from continuing operations before income taxes, plus fixed charges.

(2)	For the years ended December 31, 2002 and 2000, earnings were insufficient to cover fixed charges by $370,266 and $25,169, respectively.

USE OF PROCEEDS

We will not receive any proceeds from the issuance of the new notes. In consideration for issuing the new notes as contemplated in this prospectus, we will receive in exchange old notes in like principal amount, which will be cancelled and as such will not result in any increase in our indebtedness.

The proceeds of the old notes were used to discharge outstanding indebtedness under our prior credit facility and for general corporate purposes.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

Nevada Power is offering to issue its 10 7/8% General and Refunding Mortgage Notes, Series E, due 2009, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”) (the “new notes”), in exchange for its 10 7/8% General and Refunding Mortgage Notes, Series E, due 2009, which have not been so registered (the “old notes”), as described in this prospectus (the “Exchange Offer”).

The old notes were sold by Lehman Brothers, Inc. and Credit Suisse First Boston Corporation (collectively, the “Initial Purchasers”) on October 29, 2002 to a limited number of institutional investors (the “Purchasers”). In connection with the sale of the old notes, Nevada Power and the Initial Purchasers entered into a Registration Rights Agreement, dated October 29, 2002 (the “Registration Rights Agreement”), which requires Nevada Power, among other things,

(a)    to file with the Securities and Exchange Commission a registration statement under the Securities Act with respect to new notes substantially identical in all material respects to the old notes, to use commercially reasonable efforts to cause such registration statement to be declared effective under the Securities Act and to make an exchange offer for the old notes as discussed below, or

(b)    to register the old notes under the Securities Act.

Nevada Power is obligated, upon the effectiveness of the exchange offer registration statement referred to in (a) above, to offer the holders of the old notes the opportunity to exchange their old notes for a like principal amount of new notes which will be issued without a restrictive legend and may be reoffered and resold by the holder without restrictions or limitations under the Securities Act. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The Exchange Offer is being made pursuant to the Registration Rights Agreement to satisfy Nevada Power’s obligations under that agreement. The term “Holder” with respect to the Exchange Offer means any person in whose name old notes are registered on Nevada Power’s books, any other person who has obtained a properly completed assignment from the registered holder or any DTC participant whose old notes are held of record by DTC. At the date of this prospectus, the sole Holder of old notes is DTC.

In participating in the Exchange Offer, a Holder is deemed to represent to Nevada Power, among other things, that:

(a)    the new notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such new notes, whether or not such person is the Holder,

(b)    neither the Holder nor any such other person receiving such new notes is engaging in or intends to engage in a distribution of such new notes,

(c)    neither the Holder nor any such other person receiving such new notes has an arrangement or understanding with any person to participate in the distribution of such new notes, and

(d)    neither the Holder nor any such other person receiving such new notes is an “affiliate,” as defined in Rule 405 under the Securities Act, of Nevada Power.

Based on interpretations by the staff of the Securities and Exchange Commission set forth in no-action letters issued to third-parties, Nevada Power believes that the new notes issued pursuant to the Exchange Offer may be offered for resale and resold or otherwise transferred by any Holder of such new notes (other than any such Holder which is an “affiliate” of Nevada Power within the meaning of Rule 405 under the Securities Act and except as otherwise discussed below with respect to Holders which are broker-dealers) without compliance with the registration and prospectus delivery requirements of the Securities Act, so long as such new notes are acquired in the ordinary course of such Holder’s business and such Holder has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of such new notes. Any Holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the new notes cannot rely on such interpretation by the staff of the Securities and Exchange Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Under no circumstances may this prospectus be used for any offer to resell or any resale or other transfer in connection with a distribution of the new notes. In the event that Nevada Power’s belief is not correct, Holders of the new notes who transfer new notes in violation of the prospectus delivery provisions of the Securities Act and without an exemption from registration thereunder may incur liability thereunder. Nevada Power does not assume or indemnify Holders against such liability.

Each broker-dealer that receives new notes for its own account in exchange for old notes which were acquired by such broker-dealer as a result of market-making activities or other trading activities must, and must agree to, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such new notes. This prospectus may be used for such purpose. Any such broker-dealer may be deemed to be an “underwriter” within the meaning of the Securities Act. The foregoing interpretation of the staff of the Securities and Exchange Commission does not apply to, and this prospectus may not be used in connection with, the resale by any broker-dealer of any new notes received in exchange for an unsold allotment of old notes purchased directly from Nevada Power.

Nevada Power has not entered into any arrangement or understanding with any person to distribute the new notes to be received in the Exchange Offer.

The Exchange Offer is not being made to, nor will Nevada Power accept tenders for exchange from, Holders of old notes in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction. See “PLAN OF DISTRIBUTION.”

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange any old notes properly tendered and not properly withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. Old notes may be tendered only in denominations of $1,000 and integral multiples of $1,000 in excess thereof. We will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of old notes surrendered in the Exchange Offer.

The form and terms of the new notes will be the same as the form and terms of the old notes except the new notes will be registered under the Securities Act while the old notes were not. The new notes will evidence the same debt as the old notes. The new notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the old notes, and both the old notes and the new notes will be treated as a single series of debt securities under that indenture.

As of the date of this prospectus, $250,000,000 in aggregate principal amount of the old notes is outstanding. This prospectus, together with the letter of transmittal, is being sent to all Holders of old notes. There will be no fixed record date for determining registered holders of old notes entitled to participate in the Exchange Offer.

We intend to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission. Old notes that are not tendered for exchange in the Exchange Offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits those Holders have under the G&R Indenture. If any tendered old notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted old notes will be returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date.

We will be deemed to have accepted for exchange properly tendered old notes when we have given oral or written notice of the acceptance to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purposes of receiving the new notes from Nevada Power and delivering new notes to those Holders. Subject to the terms of the Registration Rights Agreement, we expressly reserve the right to amend or terminate the Exchange Offer, and not to accept for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under the caption “—Conditions to the Exchange Offer.”

Holders who tender old notes in the Exchange Offer will not be required to pay brokerage commissions or fees, or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. It is important that you read the “—Fees and Expenses” section below for more details regarding fees and expenses incurred in the Exchange Offer.

Expiration Date; Extensions; Amendments

The term “Expiration Date,” shall mean 5:00 p.m., New York City time on Monday, May 19, 2003, unless Nevada Power, in its sole discretion, extends the Exchange Offer, in which case the term “Expiration Date” will mean the latest date and time to which the Exchange Offer is extended.

In order to extend the Exchange Offer, we will notify the Exchange Agent of any extension orally or in writing and we will notify the registered Holders of old notes of the extension no later than 9:00 a.m., New York time, on the business day after the previously scheduled expiration date.

Nevada Power reserves the right, in its sole discretion:

•	to delay accepting any old notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth under “—Conditions to the Exchange Offer” below have not been satisfied, by giving oral or written notice of the delay, extension or termination to the Exchange Agent; or

•	subject to the terms of the Registration Rights Agreement, to amend the terms of the Exchange Offer in any manner.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered Holders of old notes. If we amend the Exchange Offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the Holders of old notes of the amendment. During any of these extensions, all old notes previously tendered will remain subject to the Exchange Offer, and we may accept them for exchange unless they have been previously withdrawn. We will return any old notes that we do not accept for exchange for any reason without expense to their tendering Holder as promptly as practicable after the expiration or termination of the Exchange Offer.

Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the Exchange Offer, we will have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to a financial news service.

Upon satisfaction or waiver of all the conditions to the Exchange Offer, Nevada Power will accept, promptly after the Expiration Date, all old notes properly tendered and will issue the new notes promptly after acceptance of the old notes. See “—Conditions to the Exchange Offer.” For purposes of the Exchange Offer, Nevada Power will be deemed to have accepted properly tendered old notes for exchange when, as and if Nevada Power shall have given oral or written notice thereof of the Exchange Agent.

In all cases, issuance of the new notes for old notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of a properly completed and duly executed letter of transmittal (or facsimile thereof or an Agent’s message in lieu thereof) and all other required documents; provided, however, that Nevada Power reserves the absolute right to waive any defects or irregularities in the tender or conditions of the Exchange Offer. If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if old notes are submitted for a greater principal amount or a greater principal amount, respectively, than the Holder desires to exchange, then such unaccepted or non-exchange old notes evidencing the unaccepted portion, as appropriate, will be returned without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

Conditions to the Exchange Offer

Notwithstanding any other term of the Exchange Offer, we will not be required to accept for exchange, or exchange any new notes for any old notes, and we may, subject to the terms of the Registration Rights Agreement, terminate the Exchange Offer before accepting any old notes for exchange, if:

•	any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in Nevada Power’s reasonable judgment, might materially impair the ability of Nevada Power to proceed with the Exchange Offer; or

•	any law, statute, rule or regulation is proposed, adopted or enacted, or any existing law, statute, rule or regulation is interpreted by the staff of the Securities and Exchange Commission, which, in Nevada Power’s reasonable judgment, might materially impair the ability of Nevada Power to proceed with the Exchange Offer.

If Nevada Power determines in its sole discretion that any of these conditions are not satisfied, Nevada Power may:

•	refuse to accept any old notes and return all tendered old notes to the tendering Holders,

•	extend the Exchange Offer and retain all old notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of Holders who tendered such old notes to withdraw their tendered old notes, or

•	waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered old notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, Nevada Power will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered Holders, and Nevada Power will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered Holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

In addition, we will not be obligated to accept for exchange the old notes of any Holder that has not made:

•	the representations described under “—Purpose and Effect of the Exchange Offer,” and

•	such other representations as may be reasonably necessary under applicable Securities and Exchange Commission rules, regulations or interpretations to make available to us an appropriate form for registration of the new notes under the Securities Act.

The Exchange Offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange.

These conditions are for our sole benefit and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times in our sole discretion. If we fail at any time to exercise any of the foregoing rights, that failure will not constitute a waiver of that right. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

In addition, we will not accept for exchange any old notes tendered, and will not issue new notes in exchange for any of those old notes, if at that time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the G&R Indenture under the Trust Indenture Act of 1939.

Procedures for Tendering—Registered Holders and DTC Participants

REGISTERED HOLDERS OF OLD NOTES, AS WELL AS BENEFICIAL OWNERS WHO ARE DIRECT PARTICIPANTS IN DTC, WHO DESIRE TO PARTICIPATE IN THE EXCHANGE OFFER SHOULD FOLLOW THE DIRECTIONS SET FORTH BELOW AND IN THE LETTER OF TRANSMITTAL.

ALL OTHER BENEFICIAL OWNERS SHOULD FOLLOW THE INSTRUCTIONS RECEIVED FROM THEIR BROKER OR NOMINEE AND SHOULD CONTACT THEIR BROKER OR NOMINEE DIRECTLY. THE INSTRUCTIONS SET FORTH BELOW AND IN THE LETTER OF TRANSMITTAL DO NOT APPLY TO SUCH BENEFICIAL OWNERS.

Registered Holders

To tender in the Exchange Offer, a Holder must complete, sign and date the letter of transmittal, or facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal, and mail or otherwise deliver such letter of transmittal or such facsimile to the Exchange Agent prior to the expiration date. In addition, either

•	certificates for such old notes must be received by the Exchange Agent along with the letter of transmittal, or

•	the Holder must comply with the guaranteed delivery procedures described below.

To be tendered effectively, the letter of transmittal and other required documents must be received by the Exchange Agent at the address set forth below under “—Exchange Agent” prior to the Expiration Date.

The tender by a Holder which is not withdrawn prior to the Expiration Date will constitute an agreement between such Holder and Nevada Power in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

THE METHOD OF DELIVERY OF OLD NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER, BUT THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED OR CONFIRMED BY THE EXCHANGE AGENT. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY

SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO NEVADA POWER COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the old notes tendered pursuant thereto are tendered

•	by a registered Holder who has not completed the box entitled “Special Payment Instructions” or “Special Delivery Instructions” on the letter of transmittal, or

•	for the account of an Eligible Institution (as defined below).

In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantor must be a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (an “Eligible Institution”).

If the letter of transmittal is signed by a person other than the registered Holder of any old notes listed therein, such old notes must be endorsed or accompanied by a properly completed note power signed by such registered Holder as such registered Holder’s name appears on such old notes.

If the letter of transmittal or any old notes or note or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by Nevada Power, evidence satisfactory to Nevada Power of their authority to so act must be submitted with the letter of transmittal.

Guaranteed Delivery Procedures

Holders who wish to tender their old notes and

(a)    whose old notes are not immediately available;

(b)    who cannot deliver their old notes, the letter of transmittal or any other required documents to the Exchange Agent prior to the Expiration Date; or

(c)    who cannot complete the procedures for book-entry tender on a timely basis may effect a tender if:

(1)    the tender is made through an Eligible Institution;

(2)    prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery), setting forth the name and address of the Holder, the certificate number(s) of such old notes (unless tender is to be made by book-entry transfer) and the principal amount of old notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the date of delivery of the Notice of Guaranteed Delivery, the certificates for all physically tender old notes, in proper form for transfer, or Book-Entry Confirmation (as defined in the letter of transmittal), as the case may be, together with a properly completed and duly executed letter of transmittal (or facsimile thereof or Agent’s Message in lieu thereof), with any required signature guarantees and all other documents required by the letter of transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

(3)    the certificates and/or other documents referred to in clause (2) above must be received by the Exchange Agent within the time specified above.

Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to Holders who wish to tender their old notes according to the guaranteed delivery procedures set forth above.

DTC Participants

Any financial institution that is a participant in DTC’s systems may make book-entry delivery of old notes by causing DTC to transfer such old notes into the Exchange Agent’s account at DTC in accordance with DTC’s procedures for transfer. Such delivery must be accompanied by either

•	the letter of transmittal or facsimile thereof, with any required signature guarantees or

•	an Agent’s Message (as hereinafter defined),

and any other required documents, and must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under “—Exchange Agent” prior to the Expiration Date or the guaranteed delivery procedures described above must be complied with. The Exchange Agent will make a request to establish an account with respect to the old notes at DTC for purposes of the Exchange Offer within two business days after the date of this prospectus.

The term “Agent’s Message” means a message, electronically transmitted by DTC to and received by the Exchange Agent, and forming a part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from a Holder of old notes stating that such Holder has received and agrees to be bound by, and makes each of the representations and warranties contained in, the letter of transmittal and, further, that such Holder agrees that Nevada Power may enforce the letter of transmittal against such Holder.

Miscellaneous

All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered old notes and withdrawal of tendered old notes will be determined by Nevada Power in its sole discretion, which determination will be final and binding. Nevada Power reserves the absolute right to reject any and all old notes not properly tendered or any old notes Nevada Power’s acceptance of which would, in the opinion of counsel for Nevada Power, be unlawful. Nevada Power also reserves the right to waive any defects, irregularities or conditions of tender as to particular old notes. Nevada Power’s interpretation of the terms and conditions of the Exchange Offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as Nevada Power shall determine. Although Nevada Power intends to notify Holders of defects or irregularities with respect to tenders of old notes, none of Nevada Power, the Exchange Agent, or any other person shall incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any old notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the Expiration Date.

By tendering, each Holder or the Person receiving the new notes, as the case may be, will be deemed to represent to Nevada Power that, among other things,

•	the new notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the Person receiving such new notes, whether or not such person is the Holder,

•	neither the Holder nor any such other Person is engaged or intends to engage in, or has an arrangement or understanding with any person to participate in, the distribution of such new notes, and

•	neither the Holder nor any such other Person is an “affiliate,” as defined in Rule 405 promulgated under the Securities Act, of Nevada Power.

In all cases, issuance of new notes pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for the old notes tendered for exchange or a timely Book-Entry Confirmation of such old notes into the Exchange Agent’s account at DTC, a properly completed and duly executed letter of transmittal (or facsimile thereof or Agent’s Message in lieu thereof) and all other required documents. If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if old notes are submitted for a greater principal amount than the Holder desires to exchange, such unaccepted or non-exchanged old notes will be returned without expense to the tendering Holder thereof (or, in the case of old notes tendered by book-entry transfer into the Exchange Agent’s account at DTC pursuant to the book-entry transfer procedures described below, such non-exchanged old notes will be credited to an account maintained with DTC) as promptly as practicable after the expiration or termination of the Exchange Offer.

Nevada Power reserves the right in its sole discretion to purchase or make offers for any old notes that remain outstanding subsequent to the Expiration Date or, as set forth above under “—Conditions to the Exchange Offer,” to terminate the Exchange Offer and, to the extent permitted by applicable law, purchase old notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

Book Entry Transfer

The Exchange Agent will establish an account with respect to the old notes at DTC for purposes of the Exchange Offer within two business days after the date of this prospectus. Any financial institution participant in DTC’s system may make book-entry delivery of old notes by causing DTC to transfer those old notes into the Exchange Agent’s account at DTC in accordance with DTC’s procedures for transfer. Holders of old notes who are unable to deliver confirmation of the book-entry tender of their old notes into the Exchange Agent’s account at DTC or all other documents of transmittal to the Exchange Agent on or prior to the Expiration Date must tender their old notes according to the guaranteed delivery procedures described above.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, Holders of old notes may withdraw their tenders at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

To withdraw a tender of old notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must

•	specify the name of the person having deposited the old notes to be withdrawn (the “Depositor”),

•	identify the old notes to be withdrawn (including the certificate number, unless tendered by book-entry transfer),

•	be signed by the Holder in the same manner as the original signature on the letter of transmittal by which such old notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustees with respect to the old notes register the transfer of such old notes in the name of the person withdrawing the tender, and

•	specify the name in which any such old notes are to be registered, if different from that of the Depositor. If old notes have been tendered pursuant to book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by any method of delivery described in this paragraph.

All questions as to the validity, form and eligibility (including time of receipt) of such notice will be determined by Nevada Power, whose determination shall be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal; and no new notes will be issued with respect thereto unless the old notes so withdrawn are validly retendered. Properly withdrawn old notes may be retendered by following one of the procedures described above under “—Procedures for Tendering” at any time prior to the Expiration Date.

Exchange Agent

The Bank of New York has been appointed as Exchange Agent for the Exchange Offer. You should direct requests for additional copies of this prospectus or of the letter of transmittal and requests for the Notice of Guaranteed Delivery to the Exchange Agent addressed as follows:

The Bank of New York

Corporate Trust Operations

Reorganization Unit

101 Barclay Street, 7 East

New York, NY 10286

Attn: Santino Ginocchietti

By Telephone: 212-815-6331

By Facsimile: 212-298-1915

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitations by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to broker-dealers or others soliciting acceptances of the Exchange Offer. We will, however, pay the Exchange Agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses in connection therewith.

Our expenses in connection with the Exchange Offer are estimated in the aggregate to be approximately $100,000 and include, among other things:

•	Securities and Exchange Commission registration fees;

•	fees and expenses of the Exchange Agent and the Trustee;

•	accounting and legal fees and printing costs; and

•	related fees and expenses.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of old notes pursuant to the Exchange Offer. The tendering Holder, however, will be required to pay any transfer taxes (whether imposed on the registered Holder or any other person) if:

•	certificates representing old notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered Holder of old notes tendered;

•	tendered old notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	transfer tax is imposed for any reason other than the exchange of old notes pursuant to the Exchange Offer.

If satisfactory evidence of payment of those taxes is not submitted with the letter of transmittal, the amount of those transfer taxes will be billed to such tendering Holder.

Consequences of Failure to Exchange

Holders of old notes who do not exchange their old notes for new notes pursuant to the Exchange Offer will remain subject to the restrictions on transfer applicable to the old notes as set forth in the offering memorandum distributed in connection with the private offering of the old notes.

In general, you may not offer or sell the old notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under, or not subject to, the Securities Act and applicable state securities laws. Except as required by the Registration Rights Agreement, we do not intend to register resales of the old notes under the Securities Act. Based on interpretations of the staff of the Securities and Exchange Commission, Nevada Power believes that new notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by their holders (other than any such Holder that is our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Holders acquired the new notes in the ordinary course of the Holders’ business and the Holders have no arrangement or understanding with respect to the distribution of the new notes to be acquired in the Exchange Offer. Any Holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the new notes:

•	could not rely on the applicable interpretations of the Securities and Exchange Commission; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with any secondary resale transaction of the new notes.

After the Exchange Offer is consummated, if you continue to hold any old notes, you may have difficulty selling them because there will be fewer old notes outstanding. In addition, if a large amount of old notes are not tendered or are tendered improperly, the limited amount of new notes that would be issued and outstanding after we consummate the Exchange Offer could lower the market price of the new notes.

Accounting Treatment

We will record the new notes in our accounting records at the same carrying value as the old notes, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the Exchange Offer.

Other

Participation in the Exchange Offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered old notes in open market or privately negotiated transactions, through subsequent Exchange Offers or otherwise. We have no present plans to acquire any old notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any untendered old notes.

DESCRIPTION OF THE NOTES

General

The old notes were issued under the General and Refunding Mortgage Indenture, dated as of May 1, 2001, as amended (the “G&R Indenture”), between Nevada Power and The Bank of New York, as trustee (the “Trustee”), in a private transaction that was not subject to the registration requirements of the Securities Act. The old notes and new notes are sometimes collectively called the “notes” and individually a “note.” The descriptions under this heading and the heading “THE INDENTURE” are summaries of the material provisions of the G&R Indenture which include the officer’s certificate governing the terms of the notes. Such summaries do not purport to be complete and are subject to the detailed provisions of the G&R Indenture. We urge you to read the G&R Indenture because it, not this description, defines your rights as holder of the notes. Capitalized terms used under this heading and the heading “THE INDENTURE” which are not otherwise defined in this prospectus shall have the meanings ascribed to them in the G&R Indenture. Wherever particular provisions of the G&R Indenture or terms defined therein are referred to, such provisions or definitions are incorporated by reference as a part of the statements made in this prospectus and such statements are qualified in their entirety by such reference.

As hereinafter discussed, the G&R Indenture provides that, in addition to the notes, other debt securities may be issued thereunder, without limitation as to aggregate principal amount, on the basis of Property Additions, Retired Securities or cash deposited with the Trustee. (See “THE INDENTURE—Issuance of Additional Indenture Securities.”) The notes and all other debt securities issued under the G&R Indenture are collectively referred to herein as the “Indenture Securities.”

The old notes were initially offered in the aggregate principal amount of $250,000,000. The new notes are being offered in the same aggregate principal amount and on the same terms and conditions as the old notes.

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the G&R Indenture.

Brief Description of the Notes

The notes:

•	are general obligations of Nevada Power;

•	are secured by the lien of the G&R Indenture, which lien is junior to the lien of the First Mortgage Indenture;

•	are senior in right of payment to all existing and any future subordinated Indebtedness of Nevada Power; and

•	are pari passu in right of payment with all existing and any future senior Indebtedness of Nevada Power.

Principal, Maturity and Interest

Nevada Power may issue additional notes of the same series having the same terms as the notes from time to time after this Exchange Offer. Any offering of additional notes is subject to the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” The notes and any additional notes of the same series having the same terms as the notes subsequently issued under the G&R Indenture will be treated as a single class for all purposes under the G&R Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Nevada Power will issue notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on October 15, 2009.

Interest on the notes accrues at the rate of 10 7/8% per annum and is payable semi-annually in arrears on April 15 and October 15. Nevada Power will make each interest payment to the holders of record on the immediately preceding April 1 and October 1.

Interest on the notes will accrue from October 29, 2002 or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a holder has given wire transfer instructions to Nevada Power prior to the fifth day preceding the record date, Nevada Power will pay all principal, interest and premium, if any, on that holder’s notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless Nevada Power elects to make interest payments by check mailed to the holders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

The trustee will initially act as paying agent and registrar. Nevada Power may change the paying agent or registrar without prior notice to the holders of the notes, and Nevada Power or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the G&R Indenture. The registrar and the trustee may require a holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders may be required to pay any taxes due on transfer. Nevada Power is not required to transfer or exchange any note selected for redemption. Also, Nevada Power is not required to transfer or exchange any note for a period of 15 days before the selection of notes to be redeemed.

Security and Ranking

The notes are senior obligations of Nevada Power and rank pari passu in right of payment with all existing and future senior obligations of Nevada Power and rank senior in right of payment to all subordinated obligations of Nevada Power. The notes are secured to the extent set forth under “DESCRIPTION OF THE FIRST MORTGAGE INDENTURE—Security.” The notes are effectively subordinated to obligations under the First Mortgage Indenture as the collateral securing the notes and all other securities issued under the G&R Indenture also secures all obligations under the First Mortgage Indenture, and the lien of the G&R Indenture on such collateral is junior, subject and subordinate to the prior lien of the First Mortgage Indenture. As of the date hereof, $372.5 million aggregate principal amount of first mortgage bonds were issued and outstanding under the First Mortgage Indenture.

Optional Redemption

At any time prior to October 15, 2005, Nevada Power may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes at a redemption price of 110.875% of the principal amount, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of any public or private offering of its Equity Interests (other than Disqualified Stock) or a capital contribution to Nevada Power’s equity made with net cash proceeds of an offering by Sierra Pacific Resources, provided that:

(1)    at least 65% of the aggregate principal amount of notes remains outstanding immediately after the occurrence of such redemption (excluding notes held by Nevada Power and its Subsidiaries); and

(2)    the redemption occurs within 120 days of the date of the closing of such offering.

Except pursuant to the preceding paragraph, the notes will not be redeemable at Nevada Power’s option prior to October 15, 2006.

On and after October 15, 2006, Nevada Power may redeem all or a part of the notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on October 15 of the years indicated below:

Year	Percentage
2006	105.438%
2007	102.719%
2008 and thereafter	100.000%

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

(1)    if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

(2)    if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

No notes of $1,000 principal amount or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the notes under the G&R Indenture. Notices of redemption may not be conditional.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Redemption at Option of Holders

Upon the occurrence of any of the following events (the “Triggering Events”):

(1)    failure for 30 days to pay when due interest on the notes;

(2)    failure to pay when due the principal of, or premium, if any, on the notes;

(3)    failure by Nevada Power or any of its Restricted Subsidiaries to comply with the provisions described under the captions “—Certain Covenants—Restricted Payments,” “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” or “—Certain Covenants—Merger, Consolidation or Sale of Assets;”

(4)    failure by Nevada Power or any of its Restricted Subsidiaries for 30 days after notice to comply with the provisions described under the captions “—Repurchase at the Option of Holders—Asset Sales” or “—Repurchase at the Option of Holders—Change of Control;”

(5)    failure by Nevada Power or any of its Restricted Subsidiaries for 60 days after notice to comply with any of the other agreements in the Officer’s Certificate governing the terms of the notes or the notes;

(6)    default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Nevada Power or any of its

Restricted Subsidiaries (or the payment of which is guaranteed by Nevada Power or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the original issue date of the notes, if that default:

(a)    is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b)    results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

(7)    failure by Nevada Power or any of its Subsidiaries to pay final judgments aggregating in excess of $15.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; or

(8)    an event of default under the First Mortgage Indenture (other than any such matured event of default which (i) is of similar kind or character to the Triggering Event described in (3) or (5) above and (ii) has not resulted in the acceleration of the securities outstanding under the First Mortgage Indenture); provided, however, that, anything in the Officer’s Certificate governing the notes to the contrary notwithstanding, the waiver or cure of such event of default under the First Mortgage Indenture and the rescission and annulment of the consequences thereof under the First Mortgage Indenture shall constitute a cure of the corresponding Triggering Event and a rescission and annulment of the consequences thereof, the holders of at least 25% in principal amount of the then outstanding notes may deliver a notice to Nevada Power requiring Nevada Power to redeem the notes immediately, at a redemption price equal to 100% of the aggregate principal amount of the notes plus accrued and unpaid interest, if any, on the notes to the date of redemption.

The holders of a majority in aggregate principal amount of the notes then outstanding by notice to Nevada Power and the trustee may on behalf of the holders of all of the notes waive any existing Triggering Event and its consequences except a continuing Triggering Event related to the payment of interest on, or the principal of, the notes.

In the case of any Triggering Event occurring by reason of any willful action or inaction taken or not taken by or on behalf of Nevada Power with the intention of avoiding payment of the premium that Nevada Power would have had to pay if Nevada Power then had elected to redeem the notes pursuant to the provisions of the Officer’s Certificate governing the notes relating to redemption at the option of Nevada Power, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the redemption of the notes at the option of the holders. If a Triggering Event occurs prior to October 15, 2006, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Nevada Power with the intention of avoiding the prohibition on redemption of the notes prior to October 15, 2006, then the premium specified in the Officer’s Certificate governing the notes will also become immediately due and payable to the extent permitted by law upon the redemption of the notes at the option of the holders.

Nevada Power is required to deliver to the trustee annually a statement regarding compliance with the G&R Indenture. Upon becoming aware of any Triggering Event, Nevada Power is required to deliver to the trustee a statement specifying such Triggering Event.

Mandatory Redemption

Except as provided in the next paragraph, or under “Redemption at the Option of Holders” above, Nevada Power is not required to make mandatory redemption or sinking fund payments with respect to the notes.

In the event of certain events of bankruptcy or insolvency with respect to Nevada Power, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, Nevada Power will be required to redeem the notes immediately, at a redemption price equal to 100% of the aggregate principal amount of the notes plus accrued and unpaid interest on the notes to the date of redemption, without further action or notice on the part of the trustee or the holders of the notes.

Suspended Covenants

During any period of time that the notes have an Investment Grade Rating from both of the Rating Agencies and no Default or Event of Default has occurred and is continuing under the G&R Indenture, Nevada Power and its Restricted Subsidiaries will not be subject to the provisions of the Officer’s Certificate governing the notes described below under the following captions:

•	“—Repurchase at the Option of Holders—Asset Sales,”

•	“—Certain Covenants—Restricted Payments,”

•	“—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,”

•	“—Certain Covenants—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries,”

•	“—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,”

•	“—Certain Covenants—Transactions with Affiliates,” and

•	“—Certain Covenants—Business Activities”

(collectively, the “Suspended Covenants”); provided, however, that the provisions of the Officer’s Certificate described below under the following captions will not be so suspended:

•	“—Repurchase at the Option of Holders—Change of Control,”

•	“—Certain Covenants—Sale and Leaseback Transactions” (except as set forth in that covenant),

•	“—Certain Covenants—Merger, Consolidation or Sale of Assets” (except as set forth in that covenant),

•	“—Certain Covenants—Future Subsidiary Guarantees” (except as set forth in that covenant),

•	“—Certain Covenants—Series E Liens,”

•	“—Certain Covenants—Payments for Consent,” and

•	“—Reports.”

As a result, during any period in which Nevada Power and its Restricted Subsidiaries are not subject to the Suspended Covenants, the notes will be entitled to substantially reduced covenant protection.

If Nevada Power and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding paragraph and, subsequently, either of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the notes below the Investment Grade Ratings so that the notes do not have an Investment Grade Rating from both Rating Agencies, or a Default or Event of Default (other than with respect to the Suspended Covenants) occurs and is continuing, Nevada Power and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants, subject to the terms, conditions and obligations set forth in the Officer’s Certificate governing the notes (each such date of reinstatement being the “Reinstatement Date”), including the preceding sentence. Compliance with the Suspended Covenants with respect to Restricted Payments made after the Reinstatement Date will be calculated in accordance with the terms of the covenant described under “—Certain Covenants—Restricted Payments” as though such covenant had been in effect during the entire period of time from which the notes are issued, provided, however, that no immediate Default or Event of Default shall occur as a result of such reinstatement of the Suspended Covenants.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each holder of notes will have the right to require Nevada Power to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that holder’s notes pursuant to a Change of Control Offer on the terms set forth in the Officer’s Certificate governing the notes. In the Change of Control Offer, Nevada Power will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest on the notes repurchased, to the date of purchase. Within ten days following any Change of Control, Nevada Power will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Officer’s Certificate governing the notes and described in such notice.

On the Change of Control Payment Date, Nevada Power will, to the extent lawful:

(1)    accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2)    deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3)    deliver or cause to be delivered to the trustee the notes properly accepted together with an officer’s certificate stating the aggregate principal amount of notes or portions of notes being purchased by Nevada Power.

The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000.

Nevada Power will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

Nevada Power will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Officer’s Certificate governing the notes, Nevada Power will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the G&R Indenture by virtue of such conflict.

The provisions described above that require Nevada Power to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the Officer’s Certificate governing the notes are applicable. Except as described above with respect to a Change of Control, the Officer’s Certificate governing the notes does not contain provisions that permit the holders of the notes to require that Nevada Power repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

Nevada Power will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Officer’s Certificate governing the notes applicable to a Change of Control Offer made by Nevada Power and purchases all notes properly tendered and not withdrawn under the Change of Control Offer.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Nevada Power and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require Nevada Power to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Nevada Power and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

Nevada Power will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)    Nevada Power (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2)    the fair market value is determined by Nevada Power’s Board and evidenced by a resolution of the Board set forth in an officer’s certificate delivered to the trustee; and

(3)    at least 75% of the consideration received in the Asset Sale by Nevada Power or such Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following will be deemed to be cash:

(a)    any liabilities, as shown on Nevada Power’s or such Restricted Subsidiary’s most recent balance sheet, of Nevada Power or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Nevada Power or such Restricted Subsidiary from further liability; and

(b)    any securities, notes or other obligations received by Nevada Power or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by Nevada Power or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Nevada Power may apply those Net Proceeds at its option:

(1)    to repay senior secured Indebtedness of Nevada Power;

(2)    to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

(3)    to make a capital expenditure; or

(4)    to acquire other long-term assets that are used or useful in a Permitted Business.

Pending the final application of any Net Proceeds, Nevada Power may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the Officer’s Certificate governing the notes.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25.0 million, Nevada Power will make an Asset Sale Offer to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the Officer’s Certificate governing the notes with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Nevada Power may use those Excess Proceeds for any purpose not otherwise prohibited by the Officer’s Certificate governing the notes. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

To the extent that any Asset Sale constitutes the sale, conveyance or other disposition of all or substantially all of the assets of Nevada Power and its Restricted Subsidiaries taken as a whole, such transaction will be governed by the provisions of the G&R Indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and the provisions described below under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant.

Nevada Power will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Officer’s Certificate governing the notes, Nevada Power will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Officer’s Certificate governing the notes by virtue of such conflict.

The agreements governing Nevada Power’s other Indebtedness contain restrictions relating to certain events, including events that would constitute a Change of Control or an Asset Sale. In addition, the exercise by the holders of notes of their right to require Nevada Power to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on Nevada Power. Finally, Nevada Power’s ability to pay cash to the holders of notes upon a repurchase may be limited by Nevada Power’s then existing financial resources.

Certain Covenants

In addition to the covenants described under “DESCRIPTION OF THE FIRST MORTGAGE INDENTURE” below, the terms of the notes include the covenants described below. These covenants will apply unless the holders of a majority in principal amount of the notes offered hereby consent otherwise and will remain in effect (unless suspended) only so long as any of these notes are outstanding:

Restricted Payments

Nevada Power will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)    declare or pay any dividend or make any other payment or distribution on account of Nevada Power’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Nevada Power or any of its Restricted Subsidiaries) or to the direct or indirect holders of Nevada Power’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Nevada Power) or to Nevada Power or a Restricted Subsidiary of Nevada Power;

(2)    purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Nevada Power) any Equity Interests of Nevada Power or any direct or indirect parent of Nevada Power;

(3)    make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes, except a payment of interest or principal at the Stated Maturity thereof; or

(4)    make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1)    no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

(2)    Nevada Power would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;” and

(3)    such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Nevada Power and its Restricted Subsidiaries after the original issue date of the notes (excluding Restricted Payments permitted by clauses (2), (3) and (4) of the next succeeding paragraph), is less than the sum, without duplication, of:

(a)    50% of the Consolidated Net Income of Nevada Power for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the original issue date of the notes to the end of Nevada Power’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(b)    100% of the aggregate net cash proceeds received by Nevada Power (including the fair market value of any Permitted Business or assets used or useful in a Permitted Business to the extent acquired in consideration of Equity Interests (other than Disqualified Stock) of Nevada Power) since the original issue date of the notes as a contribution to its common equity capital or from the issue or sale of Equity Interests of Nevada Power (other than Disqualified Stock and other than sales to a Restricted Subsidiary of Nevada Power) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Nevada Power that have been converted into or exchanged for such Equity Interests (other than Disqualified Stock or debt securities sold to a Subsidiary of Nevada Power), plus

(c)    to the extent that any Restricted Investment that was made after the original issue date of the notes is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

(d)    to the extent that any Unrestricted Subsidiary of Nevada Power is redesignated as a Restricted Subsidiary after the original issue date of the notes, the lesser of (i) the fair market value of Nevada Power’s Investment in such Subsidiary as of the date of such redesignation and (ii) the fair market value of Nevada Power’s Investment in such Subsidiary as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.

The preceding provisions will not prohibit:

(1)    the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the Officer’s Certificate governing the notes;

(2)    the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of Nevada Power or any Subsidiary Guarantor or of any Equity Interests of Nevada Power in

exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of Nevada Power) of, Equity Interests of Nevada Power (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3) (b) of the preceding paragraph;

(3)    the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of Nevada Power with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(4)    the payment of any dividend by a Restricted Subsidiary of Nevada Power to the holders of its Equity Interests on a pro rata basis;

(5)    the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Nevada Power or any Restricted Subsidiary of Nevada Power held by any member of Nevada Power’s (or any of its Restricted Subsidiaries’) management pursuant to any management equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $1.5 million in any twelve-month period;

(6)    the payment of any distribution by a Trust Preferred Vehicle to holders of such trust’s preferred beneficial interests, to the extent such distribution does not exceed the amount that is contemporaneously received by such trust as a payment of interest at its Stated Maturity on the subordinated Indebtedness of Nevada Power held by such trust;

(7)    payments to Sierra Pacific Resources to enable Sierra Pacific Resources to pay its reasonable fees and expenses (including but not limited to, interest on Sierra Pacific Resources’ Indebtedness and payment obligations on account of Sierra Pacific’s Premium Income Equity Securities) incurred in the ordinary course of business, which fees and expenses shall not be greater than $60.0 million for any one calendar year; provided that (a) any such payment complies with any regulatory restrictions then applicable to Nevada Power and (b) the Fixed Charge Coverage Ratio for Nevada Power’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which any such payment is made was at least 1.75 to 1; and

(8)    other Restricted Payments in an aggregate amount since the original issue date of the notes not to exceed $15.0 million;

provided that, with respect to clauses (2), (3), (5), (7) and (8) above, no Default or Event of Default shall have occurred and be continuing immediately after such transaction.

The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Nevada Power or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Nevada Power whose resolution with respect thereto will be delivered to the trustee. The Board’s determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $15.0 million. Not later than the date of making any Restricted Payment, Nevada Power will deliver to the trustee an officer’s certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this “Restricted Payments” covenant were computed, together with a copy of any fairness opinion or appraisal required under the Officer’s Certificate governing the notes.

Incurrence of Indebtedness and Issuance of Preferred Stock

Nevada Power will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and Nevada Power will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that Nevada Power may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and its Subsidiary Guarantors may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock if the Fixed Charge Coverage Ratio for Nevada Power’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)    the incurrence by Nevada Power pursuant to this clause (1) of additional Indebtedness and letters of credit under one or more Credit Facilities (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Nevada Power thereunder), together with the principal component of amounts outstanding under Qualified Receivables Transactions, in an aggregate amount up to $250.0 million at any time outstanding;

(2)    the incurrence by Nevada Power and its Restricted Subsidiaries of the Existing Indebtedness;

(3)    the incurrence by Nevada Power of Indebtedness represented by the notes and the incurrence by any Subsidiary Guarantor of a Subsidiary Guarantee of the notes;

(4)    the incurrence by Nevada Power or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Nevada Power or such Subsidiary Guarantor, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $10.0 million at any time outstanding;

(5)    the incurrence by Nevada Power or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was incurred under the first paragraph of this covenant or clauses (2), (3) (5) or (12) of this paragraph;

(6)    the incurrence by Nevada Power or any of its Restricted Subsidiaries (other than a Receivables Entity) of intercompany Indebtedness between or among Nevada Power or any of its Restricted Subsidiaries (other than a Receivables Entity); provided, however, that:

(a)    if Nevada Power is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes;

(b)    if a Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of such Subsidiary Guarantor’s Subsidiary Guarantee; and

(c)    (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Nevada Power or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Nevada Power or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Nevada Power or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)    the incurrence by Nevada Power or any of its Restricted Subsidiaries of Hedging Obligations;

(8)    the guarantee by Nevada Power or any Restricted Subsidiary of Indebtedness of Nevada Power or any Restricted Subsidiary that was permitted to be incurred by another provision of this covenant;

(9)    the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of such Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in the Fixed Charges of Nevada Power as accrued;

(10)    Indebtedness in respect of bid, performance or surety notes issued for the account of Nevada Power or any Restricted Subsidiary thereof in the ordinary course of business, including guarantees or obligations of Nevada Power or any Restricted Subsidiary thereof with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

(11)    the incurrence by Nevada Power’s Unrestricted Subsidiaries of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of Nevada Power that was not permitted by this clause (11);

(12)    the incurrence by Nevada Power of additional Indebtedness consisting of securities issued pursuant to the G&R Indenture in respect of claims relating to Nevada Power’s obligations pursuant to agreements with gas, electric power and other energy suppliers that have been terminated as of the original issue date of the notes;

(13)    the incurrence by Nevada Power or any Restricted Subsidiary of additional Indebtedness consisting of letters of credit for purposes of supporting Nevada Power’s or any Restricted Subsidiary’s obligations now or hereafter owing to gas, electric power or other energy suppliers, not to exceed $10.0 million at any time outstanding;

(14)    the issuance by Nevada Power of up to $125.0 million of securities issued pursuant to the G&R Indenture in connection with a Qualified Receivables Transaction;

(15)    the issuance by a Receivables Entity of a Purchase Money Note in connection with a Qualified Receivables Transaction; and

(16)    the incurrence by Nevada Power or any Restricted Subsidiary of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (16), not to exceed $30.0 million at any time outstanding.

Notwithstanding the foregoing, Nevada Power will not issue any additional notes under its First Mortgage Indenture.

Nevada Power will not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Nevada Power unless such Indebtedness is also contractually subordinated in right of payment to the notes on substantially identical terms; provided, however, that no Indebtedness of Nevada Power will be deemed to be contractually subordinated in right of payment to any other Indebtedness of Nevada Power solely by virtue of being secured on a junior basis or by virtue of being unsecured.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant:

(1)    in the event that an item of proposed Indebtedness, including Acquired Debt, meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Nevada Power will be permitted to classify (or later classify or reclassify such Indebtedness, in whole or in part in its sole discretion) such item of Indebtedness in any manner that complies with this covenant; and

(2)    for the purposes of determining compliance with any dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred.

Series E Liens

Nevada Power will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Series E Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any of their property or assets, now owned or hereafter acquired, except Series E Permitted Liens.

Dividend and Other Payment Restrictions Affecting Subsidiaries

Nevada Power will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)    pay dividends or make any other distributions on its Capital Stock to Nevada Power or any of its Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to Nevada Power or any of its Restricted Subsidiaries;

(2)    make loans or advances to Nevada Power or any of its Restricted Subsidiaries; or

(3)    transfer any of its properties or assets to Nevada Power or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)    agreements governing Existing Indebtedness and Credit Facilities or Qualified Receivables Transactions as in effect on the original issue date of the notes and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the original issue date of the notes;

(2)    the G&R Indenture, the Officer’s Certificate governing the notes and the notes;

(3)    applicable law;

(4)    any instrument governing Indebtedness or Capital Stock of a Person acquired by Nevada Power or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Officer’s Certificate governing the notes to be incurred;

(5)    customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

(6)    purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

(7)    any Purchase Money Note or other Indebtedness or contractual requirements incurred with respect to a Qualified Receivables Transaction relating exclusively to a Receivables Entity that, in the good faith determination of the Board of Nevada Power, are necessary to effect such Qualified Receivables Transaction;

(8)    any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions or dispositions of assets by that Restricted Subsidiary pending its sale or other disposition;

(9)    Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(10)    Series E Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption “—Series E Liens” that limit the right of the debtor to dispose of the assets subject to such Series E Liens; and

(11)    provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business.

Merger, Consolidation or Sale of Assets

Nevada Power may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Nevada Power is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Nevada Power and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(1)    either: (a) Nevada Power is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Nevada Power) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)    (a) the Person formed by or surviving any such consolidation or merger (if other than Nevada Power) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Nevada Power under the notes, the G&R Indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee; and (b) such Person executes and delivers to the trustee a supplemental indenture that contains a grant, conveyance, transfer and mortgage by such Person confirming the lien of the G&R Indenture on the property subject to such lien and subjecting to such lien all property thereafter acquired by such Person that shall constitute an improvement, extension or addition to the property subject to the lien of the G&R Indenture or renewal, replacement or substitution of or for any part thereof and, at the election of such Person, subjecting to the lien of the G&R Indenture such other property then owned or thereafter acquired by such Person as such Person shall specify;

(3)    immediately after such transaction no Default or Event of Default exists;

(4)    Nevada Power or the Person formed by or surviving any such consolidation or merger (if other than Nevada Power), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;” provided, however, that this clause (4) shall be suspended during any period in which Nevada Power and its Restricted Subsidiaries are not subject to the Suspended Covenants; and

(5)    Nevada Power, or the Person formed by or surviving any such consolidation or merger (if other than Nevada Power), or to which such sale, assignment, transfer, conveyance or other disposition has been made, will have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such transaction and any supplemental indenture entered into in connection therewith complies with all of the terms of this covenant and that all conditions precedent provided for in this covenant relating to such transaction or series of transactions have been complied with.

In addition, Nevada Power may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. Clauses (4) and (5) under this “Merger, Consolidation or Sale of Assets” covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among Nevada Power and any of its Restricted Subsidiaries.

Transactions with Affiliates

Nevada Power will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1)    the Affiliate Transaction is on terms that are no less favorable to Nevada Power or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Nevada Power or such Restricted Subsidiary with an unrelated Person; and

(2)    Nevada Power delivers to the trustee:

(a)    with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board set forth in an officer’s certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board; and

(b)    with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, an opinion as to the fairness to the holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)    any employment agreement entered into by Nevada Power or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of Nevada Power or such Restricted Subsidiary;

(2)    transactions between or among Nevada Power and/or its Restricted Subsidiaries (other than a Receivables Entity);

(3)    transactions with a Person that is an Affiliate of Nevada Power solely because Nevada Power owns an Equity Interest in such Person;

(4)    payment of reasonable directors fees to Persons who are not otherwise Affiliates of Nevada Power;

(5)    sales of Equity Interests (other than Disqualified Stock) to Affiliates of Nevada Power;

(6)    Permitted Investments pursuant to the Officer’s Certificate governing the notes and Restricted Payments that are permitted by the provisions of the Officer’s Certificate governing the notes described above under the caption “—Restricted Payments;”

(7)    fees and compensation paid to and indemnity provided on behalf of directors, officers or employees of Nevada Power or any Restricted Subsidiary of Nevada Power in the ordinary course of business;

(8)    transactions pursuant to any agreement in effect on the date of the Officer’s Certificate governing the notes as the same may be amended from time to time in any manner not materially less favorable to the holders of the notes;

(9)    loans or advances to officers, directors and employees of Nevada Power or any Restricted Subsidiary made in the ordinary course of business, consistent with past practices of Nevada Power and/or its Restricted Subsidiaries and in compliance with applicable law in an aggregate amount not to exceed $1.0 million outstanding at any one time; and

(10)    sales or other transfers or dispositions of accounts receivable and other related assets customarily transferred in an asset securitization transaction involving accounts receivable to a Receivables Entity in a Qualified Receivables Transaction, and acquisitions of Permitted Investments in connection with a Qualified Receivables Transaction.

Designation of Restricted and Unrestricted Subsidiaries

The Board may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default; provided that in no event will the business currently operated by Nevada Power be transferred to or held by an Unrestricted Subsidiary. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by Nevada Power and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption “—Restricted Payments.” That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

The Board of Nevada Power may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Nevada Power of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Future Subsidiary Guarantees

Nevada Power will not permit any Restricted Subsidiary to guarantee the payment of any Indebtedness of Nevada Power unless (i) such Restricted Subsidiary simultaneously executes and delivers to the trustee a Subsidiary Guarantee of such Restricted Subsidiary except that with respect to a guarantee of Indebtedness of Nevada Power if such Indebtedness is by its express terms subordinated in right of payment to the notes, any such guarantee of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary’s Subsidiary Guarantee with respect to the notes substantially to the same extent as such Indebtedness is subordinated to the notes; (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights or reimbursement, indemnity or subrogation or any other rights against Nevada Power or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee of the notes; and (iii) such Restricted Subsidiary shall deliver to the trustee an opinion of counsel to the effect that (A) such Subsidiary Guarantee has been duly executed and authorized and (B) such Subsidiary Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity; provided that this paragraph shall not be applicable to any guarantee of any Restricted Subsidiary that (A) existed at the time such Person became a Restricted Subsidiary of Nevada Power and (B) was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of Nevada Power.

Notwithstanding the foregoing and the other provisions of the Officer’s Certificate governing the notes, in the event a Subsidiary Guarantor is sold or disposed of (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease) and whether or not the Subsidiary Guarantor is the surviving corporation in such transaction) to a Person which is not Nevada Power or a Restricted Subsidiary of Nevada Power (other than a Receivables Entity), such Subsidiary Guarantor will be released from its obligations under its Subsidiary Guarantee if:

(1)    the sale or other disposition is in compliance with the applicable provisions of the Officer’s Certificate governing the notes, including the covenants described above under “—Repurchase at the Option of Holders—Asset Sales;” and

(2)    the Subsidiary Guarantor is also released or discharged from its obligations under the guarantee, which resulted in the creation of such Subsidiary Guarantee, except by or as a result of payment under such guarantee.

Sale and Leaseback Transactions

Nevada Power will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that Nevada Power or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

(1)    Nevada Power or that Restricted Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;”

(2)    the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Nevada Power and set forth in an officer’s certificate delivered to the trustee, of the property that is the subject of that sale and leaseback transaction; and

(3)    the transfer of assets in that sale and leaseback transaction is permitted by, and Nevada Power applies the proceeds of such transaction in compliance with, the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales;”

provided, however, that the foregoing clauses (1) and (3) shall be suspended during any period in which Nevada Power and its Restricted Subsidiaries are not subject to the Suspended Covenants.

Business Activities

Nevada Power will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Nevada Power and its Subsidiaries taken as a whole.

Payments for Consent

Nevada Power will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Officer’s Certificate or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

Whether or not required by the Commission, so long as any notes are outstanding, Nevada Power will furnish to the holders of notes, within the time periods specified in the Commission’s rules and regulations (as if required):

(1)    all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Nevada Power were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the certifications that would be required by Rule 13a-14 under the Exchange Act and, with respect to the annual information only, a report on the annual financial statements by Nevada Power’s certified independent accountants; and

(2)    all current reports that would be required to be filed with the Commission on Form 8-K if Nevada Power were required to file such reports.

If Nevada Power has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of Nevada Power and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Nevada Power.

In addition, whether or not required by the Commission, Nevada Power will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, Nevada Power has agreed that, for so long as any notes remain outstanding, they will furnish to the holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Covenant Defeasance

Nevada Power may, at its option and at any time, elect to have the obligations of Nevada Power released with respect to certain covenants that are described in the Officer’s Certificate (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Triggering Event. In the event Covenant Defeasance occurs, certain events described above under “—Redemption at Option of Holders” will no longer constitute a Triggering Event.

In order to exercise Covenant Defeasance:

(1)    Nevada Power must irrevocably deposit with the trustee or any paying agent (other than Nevada Power), in trust for the benefit of the holders of the notes: (a) money (including Funded Cash (as defined in the G&R Indenture) not otherwise applied pursuant to the G&R Indenture) in an amount which will be sufficient, or (b) Eligible Obligations which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with the money, if any, deposited with or held by the trustee or such paying agent, will be sufficient, or (c) a combination of (a) and (b) which will be sufficient, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the notes or portions thereof. For this purpose, “Eligible Obligations” include direct obligations of, or obligations unconditionally guaranteed by, the United States of America, entitled to the benefit of the full faith and credit thereof, and certificates, depositary receipts or other instruments that evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof;

(2)    Nevada Power shall have delivered to the trustee an opinion of counsel confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(3)    no Triggering Event shall have occurred and is continuing on the date of such deposit (other than a Triggering Event arising from the breach of a covenant under the Officer’s Certificate governing the notes resulting from the borrowing of funds to be applied to such deposit);

(4)    such Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Officer’s Certificate governing the notes) to which Nevada Power or any of its Subsidiaries is a party or by which Nevada Power or any of its Subsidiaries is bound;

(5)    Nevada Power must deliver to the trustee an officer’s certificate stating that the deposit was not made by Nevada Power with the intent of preferring the holders of notes over the other creditors of Nevada Power with the intent of defeating, hindering, delaying or defrauding creditors of Nevada Power or others; and

(6)    Nevada Power must deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent relating to the Covenant Defeasance have been complied with.

Book-Entry, Delivery and Form

We expect that the new notes will initially be issued in the form of one or more Global Notes (the “Global Notes”). The Global Notes will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee of DTC (such nominee being referred to herein as the “Global Note Holder”).

DTC has advised Nevada Power that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised Nevada Power that, pursuant to procedures established by it:

(1)    upon deposit of the Global Notes, DTC will credit the accounts of Participants with portions of the principal amount of the Global Notes; and

(2)    ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Prospective purchasers are advised that the laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to such extent.

So long as the Global Note holder is the registered owner of any notes, the Global Note holder will be considered the sole holder under the G&R Indenture of any notes evidenced by the Global Notes. Beneficial owners of notes evidenced by the Global Notes will not be considered the owners or holders of the notes under the G&R Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the trustee thereunder. Neither Nevada Power nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC relating to the notes.

Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of the Global Note holder on the applicable record date will be payable by the trustee to or at the direction of the Global Note holder in its capacity as the registered holder under the G&R Indenture. Under the terms of the G&R Indenture, Nevada Power and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither Nevada Power, the trustee nor any agent of Nevada Power or the trustee has or will have any responsibility or liability for:

(1)    any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)    any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised Nevada Power that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or Nevada Power. Neither Nevada Power nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and Nevada Power and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Certificated Notes

Subject to certain conditions, any Person having a beneficial interest in a Global Note may, upon prior written request to the trustee, exchange such beneficial interest for notes in the form of certificated notes. Certificated notes will be issued in the form of registered definitive certificates (the “Certificated Notes”). Upon the transfer of Certificated Notes, Certificated Notes may, unless all Global Notes have previously been exchanged for Certificated Notes, be exchanged for an interest in the Global Note representing the principal amount of notes being transferred, subject to the transfer restrictions set forth in the G&R Indenture. Upon any such issuance, the trustee is required to register such Certificated Notes in the name of, and cause the same to be delivered to, such Person or Persons (or their nominee). In addition, if:

(1)    DTC (a) notifies Nevada Power that it is unwilling or unable to continue as depositary for the Global Notes and Nevada Power fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

(2)    Nevada Power, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3)    there has occurred and is continuing a Default or Event of Default with respect to the notes;

then, upon surrender by the Global Note holder of its Global Note, notes in such form will be issued to each person that the Global Note holder and DTC identify as being the beneficial owner of the related notes.

Neither Nevada Power nor the trustee will be liable for any delay by the Global Note holder or DTC in identifying the beneficial owners of notes and Nevada Power and the trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note holder or DTC for all purposes.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Nevada Power takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the G&R Indenture for any purpose.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system.

Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised Nevada Power that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

Neither Nevada Power nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for definitive notes in registered certificated form (“Certificated Notes”) if:

(1)    DTC (a) notifies Nevada Power that it is unwilling or unable to continue as depositary for the Global Notes and Nevada Power fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

(2)    Nevada Power, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3)    there has occurred and is continuing a Default or Event of Default with respect to the notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the Officer’s Certificate governing the notes. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in “Notice to Investors,” unless that legend is not required by applicable law.

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the G&R Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.

Same Day Settlement and Payment

Nevada Power will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the Global Note holder. Nevada Power will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. Nevada Power expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised Nevada Power that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Certain Definitions

Set forth below are certain defined terms used in the G&R Indenture. Reference is made to the G&R Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1)    Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2)    Indebtedness secured by a Series E Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Asset Sale” means:

(1)    the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory in the ordinary course of business consistent with past practices; provided that the sale, conveyance or other disposition of all or substantially all of the assets of Nevada Power and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the G&R Indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2)    the issuance of Equity Interests in any of Nevada Power’s Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

(1)    any single transaction or series of related transactions that involves assets having a fair market value of less than $1.0 million;

(2)    a transfer of assets between or among Nevada Power and its Restricted Subsidiaries;

(3)    an issuance of Equity Interests by a Restricted Subsidiary to Nevada Power or to another Restricted Subsidiary;

(4)    a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments;”

(5)    sales of accounts receivable and related assets or an interest therein of the type specified in the definition of Qualified Receivables Transaction to or by a Receivables Entity; and

(6)    sales, transfers or other dispositions of assets, including Capital Stock of Restricted Subsidiaries, for consideration at least equal to the fair market value of the assets sold or disposed of, but only if the consideration received consists of Capital Stock of a Person that becomes a Restricted Subsidiary engaged in, or property or assets (other than cash, except to extent used as a bona fide means of equalizing the value of the property or assets involved in the swap transaction) of a nature or type or that are used in, a business of the issuer and its Restricted Subsidiaries existing on the date of such sale or other disposition; provided, however, that any cash received by Nevada Power shall be treated as Net Proceeds and applied as set forth in the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales;” provided further that the fair market value of the assets sold or disposed of is determined as provided in the final paragraph of the covenant described above under “—Certain Covenants—Restricted Payments.”

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board “ means:

(1)    with respect to a corporation, the board of directors of the corporation;

(2)    with respect to a partnership, the Board of the general partner of the partnership; and

(3)    with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1)    in the case of a corporation, corporate stock;

(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)    in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1)    United States dollars;

(2)    securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3)    certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4)    repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)    commercial paper having the highest rating obtainable from Moody’s or S&P and in each case maturing within 270 days after the date of acquisition; and

(6)    money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)    the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Nevada Power and its Restricted Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act, including any “group” with the meaning of the Exchange Act);

(2)    the adoption of a plan relating to the liquidation or dissolution of Nevada Power;

(3)    the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 30% of the Voting Stock of Nevada Power or Sierra Pacific Resources, measured by voting power rather than number of shares; or

(4)    the first day on which a majority of the members of the Board of Nevada Power or Sierra Pacific Resources are not Continuing Directors.

“Commission” means the Securities and Exchange Commission or any successor agency.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(1)    an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2)    provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)    consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(4)    depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income); plus

(5)    all extraordinary, unusual or non-recurring items of loss or expense; minus

(6)    all extraordinary, unusual or non-recurring items of gain or revenue; minus

(7)    non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP; provided that non-cash expenses recorded as a result of deferred energy accounting will not be added to Consolidated Net Income.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)    the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2)    the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3)    the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded;

(4)    the cumulative effect of a change in accounting principles will be excluded; and

(5)    any equity in earnings or losses of Sierra Pacific Resources will be excluded.

“Continuing Directors” means, as of any date of determination, any member of the Board of Nevada Power who:

(1)    was a member of such Board on the original issue date of the notes; or

(2)    was nominated for election or elected to such Board with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Credit Facilities” means one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, and includes any securities issued pursuant to the G&R Indenture in order to secure any amounts outstanding under a Credit Facility from time to time; provided that the obligation of Nevada Power to make any payment on any such securities shall be:

(1)    no greater than the amount required to be paid under such Credit Facility that is secured by such payment obligation;

(2)    payable no earlier than such amount is required to be paid under such Credit Facility; and

(3)    deemed to have been paid or otherwise satisfied and discharged to the extent that Nevada Power has paid such amount under such Credit Facility;

provided further that any amounts Nevada Power is obligated to pay under such securities will not be included for purposes of determining the aggregate amount outstanding under Credit Facilities that is permitted under clause (1) of the second paragraph under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” above.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default as defined in the G&R Indenture.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event (other than as a result of an optional redemption by the issuer thereof), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Nevada Power to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Nevada Power may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.”

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Event of Default” means an Event of Default as defined in the G&R Indenture.

“Existing Indebtedness” means all Indebtedness of Nevada Power and its Subsidiaries (other than Indebtedness under a Credit Facility) in existence on the original issue date of the notes, until such amounts are repaid.

“First Mortgage Indenture” means the Indenture of Mortgage, dated as of October 1, 1953, between Nevada Power and Deutsche Bank, as trustee, as modified, amended or supplemented at any time or from time to time by supplemental indentures.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)    the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

(2)    the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)    any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Series E Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Series E Lien is called upon; plus

(4)    the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Nevada Power (other than Disqualified Stock) or to Nevada Power or a Restricted Subsidiary of Nevada Power, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; plus

(5)    all distributions by a Trust Preferred Vehicle to persons other than Nevada Power of amounts received as interest by such trust on the subordinated Indebtedness of Nevada Power held by such trust.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)    acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers, consolidations or otherwise (including acquisitions of assets used in a Permitted Business) and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, including any pro forma expense and cost reductions that have occurred or are reasonably expected to occur, in the reasonable judgment of the chief financial officer of Nevada Power (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission related thereto);

(2)    the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

(3)    the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the original issue date of the notes.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person incurred in the normal course of business and consistent with past practices and not for speculative purposes under:

(1)    interest rate swap agreements, interest rate cap agreements and interest rate collar agreements designed to protect the person or entity entering into the agreement against fluctuations in interest rates with respect to Indebtedness incurred and not for purposes of speculation;

(2)    foreign exchange contracts and currency protection agreements entered into with one of more financial institutions designed to protect the person or entity entering into the agreement against fluctuations in currency exchange rates with respect to Indebtedness incurred and not for purposes of speculation;

(3)    any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of commodities used by that entity at the time; and

(4)    other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)    in respect of borrowed money;

(2)    evidenced by notes, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)    in respect of banker’s acceptances;

(4)    representing Capital Lease Obligations;

(5)    representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(6)    representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes (i) all Indebtedness of others secured by a Series E Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person and (ii) all beneficial interests issued by a Trust Preferred Vehicle to persons other than Nevada Power, which beneficial interests will be treated as Indebtedness that is subordinated to the notes for all purposes of the Officer’s Certificate.

The amount of any Indebtedness outstanding as of any date will be:

(1)    the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

(2)    the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Nevada Power or any Subsidiary of Nevada Power sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of Nevada Power such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Nevada Power, Nevada Power will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The acquisition by Nevada Power or any Subsidiary of Nevada Power of a Person that holds an Investment in a third Person will be deemed to be an Investment by Nevada Power or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.”

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)    any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries; and

(2)    any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

“Net Proceeds” means the aggregate cash proceeds received by Nevada Power or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Senior Debt secured by a Series E Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness:

(1)    as to which neither Nevada Power nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)    no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of Nevada Power or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

(3)    as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Nevada Power or any of its Restricted Subsidiaries.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Permitted Business” means any business that derives a majority of its revenues from the business engaged in by Nevada Power and its Restricted Subsidiaries on the original issue date of the notes and/or activities that are reasonably similar, ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which Nevada Power and its Restricted Subsidiaries are engaged on the original issue date of the notes, as determined in good faith by the Board of Nevada Power.

“Permitted Investments” means:

(1)    any Investment in Nevada Power or in a Restricted Subsidiary of Nevada Power (other than a Receivables Entity);

(2)    any Investment in Cash Equivalents;

(3)    any Investment by Nevada Power or any Restricted Subsidiary of Nevada Power in a Person, if as a result of such Investment:

(a)    such Person becomes a Restricted Subsidiary of Nevada Power (other than a Receivables Entity); or

(b)    such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Nevada Power or a Restricted Subsidiary of Nevada Power (other than a Receivables Entity);

(4)    any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(5)    any acquisition of assets to the extent it is in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Nevada Power;

(6)    any Investments received in compromise of obligations of such persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(7)    Hedging Obligations;

(8)    Investments by Nevada Power or a Restricted Subsidiary in a Receivables Entity or any Investment by a Receivables Entity in any other Person, in each case, in connection with a Qualified Receivables Transaction, provided however, that any Investment in any Receivables Entity or such other Person is in the form of a Purchase Money Note, or any equity interests, directly or indirectly, in accounts receivable and related assets generated by Nevada Power or a Restricted Subsidiary and transferred to any Person in connection with a Qualified Receivables Transaction or any such Person owning such accounts receivable;

(9)    any Investments made in accordance with clause (6) of the definition of “Asset Sales;” and

(10)    other Investments in any Person that is not also a Restricted Subsidiary of Nevada Power having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (10) since the original issue date of the notes, not to exceed $20.0 million.

“Permitted Refinancing Indebtedness” means any Indebtedness of Nevada Power or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Nevada Power or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)    the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued and unpaid interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

(2)    if such Permitted Refinancing Indebtedness is issued on or after the first anniversary of the original issue date of the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the

Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)    if such Permitted Refinancing Indebtedness is issued on or after the first anniversary of the original issue date of the notes, and the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is contractually subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4)    such Indebtedness is incurred either by Nevada Power or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Purchase Money Note” means a promissory note of a Receivables Entity evidencing a line of credit, which may be irrevocable, from Nevada Power or any Restricted Subsidiary of Nevada Power in connection with a Qualified Receivables Transaction to a Receivables Entity, which note is repayable from cash available to the Receivables Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts owing to such investors and amounts paid in connection with the purchase of newly generated accounts receivable.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by Nevada Power or any of its Restricted Subsidiaries pursuant to which Nevada Power or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (1) a Receivables Entity (in the case of a transfer by Nevada Power or any of its Restricted Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of Nevada Power or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, the proceeds of such receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted in connection with asset securitization involving accounts receivable.

“Rating Agencies” means S&P and Moody’s, or if S&P or Moody’s or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by Nevada Power (as certified by a resolution of its Board) which shall be substituted for S&P or Moody’s or both, as the case may be.

“Receivables Entity” means a Wholly-Owned Subsidiary of Nevada Power or Sierra Pacific Resources (or another Person in which Nevada Power or any Restricted Subsidiary of Nevada Power makes an Investment and to which Nevada Power or any Restricted Subsidiary of Nevada Power transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Nevada Power (as provided below) as a Receivables Entity:

(1)    no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

(a)    is guaranteed by Nevada Power or any Restricted Subsidiary of Nevada Power (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

(b)    is recourse to or obligates Nevada Power or any Restricted Subsidiary of Nevada Power in any way other than pursuant to Standard Securitization Undertakings; or

(c)    subjects any property or asset of Nevada Power or any Restricted Subsidiary of Nevada Power, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(2)    which is not party to any agreement, contract, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) with Nevada Power or any Restricted Subsidiary of Nevada Power other than on terms no less favorable to Nevada Power or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Nevada Power, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

(3)    to which neither Nevada Power nor any Restricted Subsidiary of Nevada Power has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Nevada Power shall be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an officer’s certificate certifying that such designation complied with the foregoing conditions.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Series E Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Series E Permitted Liens” means:

(1)    Series E Liens securing any Indebtedness under a Credit Facility that was permitted by the terms of the Officer’s Certificate to be incurred, and all Obligations and Hedging Obligations relating to such Indebtedness;

(2)    Series E Liens in favor of Nevada Power or any Subsidiary Guarantors;

(3)    Series E Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Nevada Power or any Restricted Subsidiary of Nevada Power; provided that such Series E Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Nevada Power or the Restricted Subsidiary;

(4)    Series E Liens on property existing at the time of acquisition of the property by Nevada Power or any Restricted Subsidiary of Nevada Power, provided that such Series E Liens were in existence prior to the contemplation of such acquisition;

(5)    Series E Liens to secure the performance of statutory obligations, surety or appeal notes, performance notes or other obligations of a like nature incurred in the ordinary course of business;

(6)    Series E Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired with such Indebtedness;

(7)    Series E Liens existing on the original issue date of the notes (including the Series E Lien of the First Mortgage Indenture and the Series E Lien of the G&R Indenture);

(8)    Series E Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9)    Series E Liens incurred in the ordinary course of business of Nevada Power or any Restricted Subsidiary with respect to obligations (including Hedging Obligations) that do not exceed $15.0 million at any one time outstanding;

(10)    Series E Liens to secure Indebtedness permitted by clauses (7), (13) or (16) of the second paragraph of the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock;”

(11)    Series E Liens securing any other Indebtedness issued or to be issued under the G&R Indenture that was permitted to be incurred under the terms of the covenant described above under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(12)    Series E Liens securing Permitted Refinancing Indebtedness incurred to refinance Indebtedness that was previously so secured, provided that any such Series E Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Series E Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Series E Permitted Lien hereunder;

(13)    Series E Liens on assets transferred to a Receivables Entity or on assets of a Receivables Entity, in either case, incurred in connection with a Qualified Receivables Transaction; and

(14)    Series E Liens, including pledges, rights of offset and bankers’ liens, on deposit accounts, instruments, investment accounts and investment property (including cash, cash equivalents and marketable securities) from time to time maintained with or held by any financial and/or depository institutions, in each case solely to secure any and all obligations now or hereafter existing of Nevada Power or any of its Subsidiaries in connection with any deposit account, investment account or cash management service (including ACH, Fedwire, CHIPS, concentration and zero balance accounts, and controlled disbursement, lockbox or restricted accounts) now or hereafter provided by any financial and/or depository institutions to or for the benefit of Nevada Power, any of its Subsidiaries or any special purpose entity directly or indirectly providing loans to or making receivables purchases from Nevada Power or any of its Subsidiaries.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

“S&P” means Standard & Poor’s Rating Group, Inc., or any successor to the rating agency business thereof.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Nevada Power or any Restricted Subsidiary of Nevada Power which are reasonably customary in securitization of accounts receivable transactions.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)    any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)    any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantee” means any Guarantee of the notes to be executed by any Subsidiary of Nevada Power pursuant to the covenant described above under “—Certain Covenants—Future Subsidiary Guarantees.”

“Subsidiary Guarantors” means any Subsidiary of Nevada Power that executes a Subsidiary Guarantee in accordance with the provisions of the G&R Indenture, and their respective successors and assigns.

“Trust Preferred Vehicle” means NVP Capital I, NVP Capital III or any future similar trust, the only assets of which are subordinated Indebtedness of Nevada Power.

“Unrestricted Subsidiary” means any Subsidiary of Nevada Power that is designated by the Board as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1)    has no Indebtedness other than Non-Recourse Debt;

(2)    is not party to any agreement, contract, arrangement or understanding with Nevada Power or any Restricted Subsidiary of Nevada Power unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Nevada Power or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Nevada Power;

(3)    is a Person with respect to which neither Nevada Power nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(4)    has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Nevada Power or any of its Restricted Subsidiaries; and

(5)    has at least one director on its Board that is not a director or executive officer of Nevada Power or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of Nevada Power or any of its Restricted Subsidiaries.

Any designation of a Subsidiary of Nevada Power as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an officer’s certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the G&R Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Nevada Power as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” Nevada Power will be in default of such covenant.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)    the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)    the then outstanding principal amount of such Indebtedness.

THE INDENTURE

Security

General

Except as otherwise contemplated below under this heading and subject to the exceptions specifically discussed under “Release of Property” and “Defeasance,” all Outstanding Indenture Securities, equally and ratably, will be secured by the lien of the G&R Indenture on substantially all properties owned by us located in the State of Nevada (and not excepted or released from the lien thereof), and improvements, extensions and additions to, and renewals and replacements of, such properties, which lien, as to such properties, will be junior, subject and subordinate to the respective liens of our existing First Mortgage Indenture.

As used herein, the term “First Mortgage Indenture” means our Indenture of Mortgage, dated as of October 1, 1953, to Deutsche Bank, as trustee, as heretofore and hereafter amended and supplemented. Capitalized terms used under this heading which are not otherwise defined in this prospectus shall have the meanings ascribed thereto in the G&R Indenture. References to article and section numbers herein, unless otherwise indicated, are references to article and section numbers of the G&R Indenture.

The G&R Indenture provides that, after the issuance of the initial series of securities under the G&R Indenture, we will not issue any additional bonds under the First Mortgage Indenture, except (a) as necessary to replace any mutilated, lost or destroyed bonds or to effect exchanges and transfers of bonds, and (b) up to $195 million of First Mortgage Bonds to cover certain of our negative pledge obligations and for other financing-related purposes of which $115 million has been issued. The G&R Indenture also provides that, as soon as practicable after we become entitled to release and discharge of the First Mortgage Indenture, we will take all necessary action to obtain and effect the release and cancellation of the lien of the First Mortgage Indenture upon any of the Mortgaged Property. (See Section 7.02.) We have agreed not to issue any additional First Mortgage Bonds except as set forth in clause (a) above.

Lien of the Indenture

General.    The G&R Indenture constitutes a lien on substantially all of our real property and tangible personal property located in the State of Nevada, other than property excepted from the lien thereof and such property as may have been released from the lien thereof in accordance with the terms thereof, subject to no liens prior to the lien of the G&R Indenture other than the lien of the First Mortgage Indenture (so long as the same remains in effect), Permitted Liens and certain other liens permitted to exist.

The G&R Indenture provides that after-acquired property (other than excepted property) located in the State of Nevada will be subject to the lien of the G&R Indenture; provided, however, that in the case of consolidation or merger (whether or not we are the surviving corporation) or transfer of the Mortgaged Property as or substantially as an entirety, the G&R Indenture will not be required to be a lien upon any of the properties then owned or thereafter acquired by the successor corporation except properties acquired from us in or as a result of such transaction and improvements, extensions and additions (as defined in the G&R Indenture) to such properties and renewals, replacements and substitutions of or for any part or parts thereof. (See Article XIII and “Consolidation, Merger, etc.” herein.) In addition, after-acquired property may be subject to liens existing or placed thereon at the time of acquisition thereof, including, but not limited to, Purchase Money Liens (as hereinafter defined), and, in certain circumstances, to liens attaching to such property prior to the recording and/or filing of an instrument specifically subjecting such property to the lien of the G&R Indenture.

Without the consent of the Holders, we may enter into supplemental indentures with the Trustee in order to subject to the lien of the G&R Indenture additional property (including property which would otherwise be excepted from such lien). (See Section 14.01.) Such property would thereupon constitute Property Additions (so long as it would otherwise qualify as Property Additions as described below) and be available as a basis for the issuance of Indenture Securities. (See “—Issuance of Additional Indenture Securities.”)

Excepted Property.    There are excepted from the lien of the G&R Indenture, among other things, cash, deposit accounts, securities; contracts, leases and other agreements of all kinds; contract rights, bills, notes and other instruments; revenues, accounts and accounts receivable and unbilled revenues, claims, demands and judgments; governmental and other licenses, permits, franchises, consents and allowances (except to the extent that any of the same constitute rights or interests relating to the occupancy or use of real property); certain intellectual property rights, domain names and other general intangibles; vehicles, movable equipment and aircraft; all goods, stock in trade, wares, merchandise and inventory held for sale or lease in the ordinary course of business; materials, supplies, inventory and other personal property consumable in the operation of the Mortgaged Property; fuel; portable tools and equipment; furniture and furnishings; computers and data processing, telecommunications and other facilities used primarily for administrative or clerical purposes or otherwise not used in connection with the operation or maintenance of electric or gas utility facilities; coal, ore, gas, oil and other minerals and timber; electric energy, gas (natural or artificial), steam, water and other products generated, produced, manufactured, purchased or otherwise acquired by us; real property, gas wells, pipe lines, and other facilities used primarily for the production or gathering of natural gas; and leasehold interests held by us as lessee. (See Granting Clauses.)

In addition, our properties located outside of the State of Nevada are not subject to the lien of the G&R Indenture.

Permitted Liens.    The lien of the G&R Indenture is subject to Permitted Liens and certain other liens permitted to exist. For purposes of the G&R Indenture, Permitted Liens includes any and all of the following, among other, liens: (a) liens for taxes which are not delinquent or are being contested in good faith; (b) mechanics’, workmen’s and similar liens and other liens arising in the ordinary cause of business; (c) liens in respect of judgments (i) in an amount not exceeding the greater of $10 million and 3% of the aggregate principal amount of Indenture Securities then Outstanding or (ii) with respect to which we shall in good faith be prosecuting an appeal or shall have the right to do so; (d) easements, leases or other rights of others in, and defects in title to, the Mortgaged Property which do not in the aggregate materially impair our use of the Mortgaged Property considered as a whole; (e) certain defects, irregularities and limitations in title to real property subject to rights-of-way in our favor or used primarily for right-of-way purposes; (f) liens securing indebtedness of others upon real property used for transmission or distribution or otherwise to obtain rights-of-way; (g) leases existing at the date of the G&R Indenture and subsequent leases for not more than 10 years or which do not materially impair our use of the property subject thereto; (h) liens of lessors or licensors for amounts due which are not delinquent or are being contested; (i) controls, restrictions or obligations imposed by Governmental Authorities upon our property or the operation thereof; (j) rights of Governmental Authorities to purchase or designate a purchase of our property; (k) liens required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or license, or to enable us to maintain self-insurance or to participate in any funds established to cover insurance risks or in connection with workmen’s compensation, unemployment insurance, social security or any pension or welfare benefit plan or program; (l) liens to secure duties or public or statutory obligations or surety, stay or appeal notes; (m) rights of others to take minerals, timber, electric energy, gas, water, steam or other products produced by us or by others on our property; (n) rights and interests of Persons other than us arising out of agreements relating to the common ownership or joint use of property, and liens on the interests of such Persons in such property; (o) restrictions or assignment and/or qualification requirements on the assignee; (p) liens which have been noted for the full amount in dispute or for the payment of which other security arrangements have been made; (q) easements, ground leases or rights-of-way on or across our property for the purpose of roads, pipelines, transmission or distribution lines, communication lines, railways and other similar purposes, provided that the same do not materially impair our use of such property; (r) Prepaid Liens. (See Granting Clauses and Section 1.01.)

Trustee’s Lien.    The G&R Indenture provides that the Trustee will have a lien, prior to the lien on behalf of the holders of Indenture Securities, upon the Mortgaged Property for the payment of its reasonable compensation and expenses and for indemnity against certain liabilities. (See Section 11.07.)

Issuance of Additional Indenture Securities

The aggregate principal amount of Indenture Securities which may be authenticated and delivered under the G&R Indenture is unlimited. (See Section 3.01.) Securities of any series may be issued from time to time on the basis of Property Additions, Retired Securities and cash deposited with the trustee, and in an aggregate principal amount not exceeding:

(i)    70% of the Cost or Fair Value to us (whichever is less) of Property Additions (as described below) which do not constitute Funded Property (generally, Property Additions which have been made the basis of the authentication and delivery of Indenture Securities, the release of Mortgaged Property or the withdrawal of cash, which have been substituted for retired Funded Property or which have been used for other specified purposes) after certain deductions and additions, primarily including adjustments to offset property retirements;

(ii)    the aggregate principal amount of Retired Securities; and

(iii)    an amount of cash deposited with the Trustee. (See Article IV.)

Property Additions generally include any property which is owned by us and is subject to the lien of the G&R Indenture except (with certain exceptions) goodwill, going concern value rights or intangible property, or any property the cost of acquisition or construction of which is properly chargeable to one of our operating expense accounts. (See Section 1.03.)

Retired Securities means, generally, (a) Indenture Securities which are no longer Outstanding under the G&R Indenture, which have not been retired by the application of Funded Cash and which have not been used as the basis for the authentication and delivery of Indenture Securities, the release of property or the withdrawal of cash and (b) certain notes issued under the First Mortgage Indenture which have been retired.

Release of Property

Unless an Event of Default has occurred and is continuing, we may obtain the release from the lien of the G&R Indenture of any Funded Property, except for cash held by the Trustee, upon delivery to the Trustee of an amount in cash equal to the amount, if any, by which 70% of the Cost of the property to be released (or, if less, the Fair Value to us of such property at the time it became Funded Property) exceeds the aggregate of:

(1)    an amount equal to 70% of the aggregate principal amount of obligations secured by Purchase Money Lien upon the property to be released and delivered to the Trustee, subject to certain limitations described below;

(2)    an amount equal to 70% of the Cost or Fair Value to us (whichever is less) of certified Property Additions not constituting Funded Property after certain deductions and additions, primarily including adjustments to offset property retirements (except that such adjustments need not be made if such Property Additions were acquired or made within the 90-day period preceding the release);

(3)    the aggregate principal amount of Indenture Securities we would be entitled to issue on the basis of Retired Securities (with such entitlement being waived by operation of such release);

(4)    any amount of cash and/or an amount equal to 70% of the aggregate principal amount of obligations secured by Purchase Money Lien upon the property released delivered to the trustee or other holder of a lien prior to the lien of the G&R Indenture, subject to certain limitations described below;

(5)    the aggregate principal amount of Indenture Securities delivered to the Trustee (with such Indenture Securities to be canceled by the Trustee); and

(6)    any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released. (See Section 8.03.)

As used in the G&R Indenture, the term “Purchase Money Lien” means, generally, a lien on the property being released which is retained by the transferor of such property or granted to one or more other Persons in connection with the transfer or release thereof, or granted to or held by a trustee or agent for any such Persons, and may include liens which cover property in addition to the property being released and/or which secure indebtedness in addition to indebtedness to the transferor of such property. (See Section 1.01.) Generally, the principal amount of obligations secured by Purchase Money Lien used as the basis for the release of property may not exceed 75% of the Fair Value of such property unless no additional obligations are outstanding, or are permitted to be issued, under such Purchase Money Lien. (See Section 8.03.)

Property which is not Funded Property may generally be released from the lien of the G&R Indenture without depositing any cash or property with the Trustee as long as (a) the aggregate amount of Cost or Fair Value to us (whichever is less) of all Property Additions which do not constitute Funded Property (excluding the property to be released) after certain deductions and additions, primarily including adjustments to offset property retirements, is not less than zero or (b) the Cost or Fair Value (whichever is less) of property to be released does not exceed the aggregate amount of the Cost or Fair Value to us (whichever is less) of Property Additions acquired or made within the 90-day period preceding the release. (See Section 8.04.)

The G&R Indenture provides simplified procedures for the release of minor properties and property taken by eminent domain, and provides for dispositions of certain obsolete property and grants or surrender of certain rights without any release or consent by the Trustee. (See Sections 8.05, 8.07 and 8.08.)

If we retain any interest in any property released from the lien of the G&R Indenture, the G&R Indenture will not become a lien on such property or such interest therein or any improvements, extensions or additions to such property or renewals, replacements or substitutions of or for such property or any part or parts thereof. (See Section 8.09.)

Withdrawal of Cash

Unless an Event of Default has occurred and is continuing and subject to certain limitations, cash held by the Trustee may, generally, (1) be withdrawn by us (a) to the extent of an amount equal to 70% the Cost or Fair Value to us (whichever is less) of Property Additions not constituting Funded Property, after certain deductions and additions, primarily including adjustments to offset retirements (except that such adjustments need not be made if such Property Additions were acquired or made within the 90-day period preceding the withdrawal) or (b) in an amount equal to the aggregate principal amount of Indenture Securities that we would be entitled to issue on the basis of Retired Securities (with the entitlement to such issuance being waived by operation of such withdrawal) or (c) in an amount equal to the aggregate principal amount of any Outstanding Indenture Securities delivered to the Trustee; or (2) upon our request, be applied to (a) the purchase of Indenture Securities or (b) the payment (or provision therefor) at Stated Maturity of any Indenture Securities or the redemption (or provision therefor) of any Indenture Securities which are redeemable. (See Section 8.06.)

Consolidation, Merger, etc.

We may not consolidate with or merge into any other corporation or convey, otherwise transfer or lease the Mortgaged Property as or substantially as an entirety to any Person unless (a) the corporation formed by such consolidation or into which we are merged or the Person which acquires by conveyance or other transfer, or which leases, the Mortgaged Property as or substantially as an entirety is a corporation organized and existing under the laws of the United States, or any State or Territory thereof or the District of Columbia, and such corporation executes and delivers to the Trustee a supplemental indenture that in the case of a consolidation, merger, conveyance or other transfer, or in the case of a lease if the term thereof extends beyond the last stated maturity of the Indenture Securities then outstanding, contains an assumption by such corporation of the due and punctual payment of the principal of and premium, if any, and interest, if any, on the Indenture Securities and the performance of all of our covenants and conditions under the G&R Indenture and, in the case of a consolidation, merger, conveyance or other transfer that contains a grant, conveyance, transfer and mortgage by such corporation confirming the lien of the G&R Indenture on the Mortgaged Property and subjecting to such lien all property thereafter acquired by such corporation that shall constitute an improvement, extension or addition to the Mortgaged Property or renewal, replacement or substitution of or for any part thereof and, at the election of such corporation, subjecting to the lien of the G&R Indenture such other property then owned or thereafter acquired by such corporation as such corporation shall specify and (b) in the case of a lease, such lease is made expressly subject to termination by us or by the Trustee at any time during the continuance of an Event of Default. (See Section 13.01.) In the case of the conveyance or other transfer of the Mortgaged Property as or substantially as an entirety to any other Person, upon the satisfaction of all the conditions described above, we would be released and discharged from all obligations under the G&R Indenture and on the Indenture Securities then Outstanding unless we elect to waive such release and discharge. (See Section 13.04.)

Modification of Indenture

Modification Without Consent

Without the consent of any Holders, we may enter into one or more supplemental indentures with the Trustee for any of the following purposes:

(a)    to evidence the succession of another Person to us and the assumption by any such successor of our covenants in the G&R Indenture and in the Indenture Securities; or

(b)    to add one or more covenants by us or other provisions for the benefit of all Holders or for the benefit of the Holders of, or to remain in effect only so long as there shall be outstanding, Indenture Securities of one or more specified series (for the purposes of this subsection, “series” includes all tranches thereof), or to surrender any right or power conferred upon us by the G&R Indenture; or

(c)    to correct or amplify the description of any property at any time subject to the lien of the G&R Indenture; or better to assure, convey and confirm to the Trustee any property subject or required to be subjected to the lien of the G&R Indenture; or to subject to the lien of the G&R Indenture additional property (including property of others), to specify any additional Permitted Liens with respect to such additional property and to modify the provisions in the G&R Indenture for dispositions of certain types of property without release in order to specify any additional items with respect to such additional property; or

(d)    to change or eliminate any provision of the G&R Indenture or to add any new provision to the G&R Indenture, provided that if such change, elimination or addition adversely affects the interests of the Holders of the Indenture Securities of any series in any material respect, such change, elimination or addition will become effective with respect to such series only when no Indenture Security of such series remains Outstanding; or

(e)    to establish the form or terms of the Indenture Securities of any series as permitted by the G&R Indenture; or

(f)    to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the holders thereof, and for any and all other matters incidental thereto; or

(g)    to evidence and provide for the acceptance of appointment by a successor trustee or by a co-trustee; or

(h)    to provide for the procedures required to permit the utilization of a non-certificated system of registration for all, or any series of, the Indenture Securities; or

(i)    to change any place or places where (1) the principal of and premium, if any, and interest, if any, on all or any series of Indenture Securities will be payable, (2) all or any series of Indenture Securities may be surrendered for registration of transfer, (3) all or any series of Indenture Securities may be surrendered for exchange and (4) notices and demands to or upon us in respect of all or any series of Indenture Securities and the G&R Indenture may be served; or

(j)    to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, or to make any other changes to the provisions thereof or to add or remove other provisions with respect to matters and questions arising under the G&R Indenture, so long as such other changes or additions do not adversely affect the interests of the Holders of Indenture Securities of any series in any material respect. (See Section 14.01.)

Without limiting the generality of the foregoing, if the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), is amended after the date of the G&R Indenture in such a way as to require changes to the G&R Indenture or the incorporation therein of additional provisions or so as to permit changes to, or the elimination of, provisions which, at the date of the G&R Indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the G&R Indenture, the G&R Indenture will be deemed to have been amended so as to conform to such amendment or to effect such changes or elimination, and we may, without the consent of any Holders, enter into one or more supplemental indentures with the Trustee to evidence or effect such amendment. (See Section 14.01.)

Modifications Requiring Consent

Except as provided above, the consent of the Holders of not less than a majority in aggregate principal amount of the Indenture Securities of all series then Outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the G&R Indenture pursuant to one or more supplemental indentures; provided, however, that if less than all of the series of Indenture Securities Outstanding are directly affected by a proposed supplemental indenture, then the consent only of the Holders of a majority in aggregate principal amount of Outstanding Indenture Securities of all series so directly affected, considered as one class, will be required; and provided, further, that if the Indenture Securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the Holders of one or more, but less than all such tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Indenture Securities of all such tranches so directly affected, considered as one class, will be required; and provided, further, that no such amendment or modification may

(a)    change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Indenture Security, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable thereon, or reduce the amount of the principal of any Discount Security that would be due and payable upon a declaration of acceleration of Maturity or change the coin or currency (or other property) in which any Indenture Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity of any Indenture Security (or, in the case of redemption, on or after the redemption date) without, in any such case, the consent of the Holder of such Indenture Security,

(b)    permit the creation of any lien not otherwise permitted by the G&R Indenture ranking prior to the lien of the G&R Indenture with respect to all or substantially all of the Mortgaged Property or terminate the lien of the G&R Indenture on all or substantially all of the Mortgaged Property or deprive the Holders of the benefit of the lien of the G&R Indenture, without, in any such case, the consent of the Holders of all Indenture Securities then Outstanding,

(c)    reduce the percentage in principal amount of the Outstanding Indenture Securities of any series, or tranche thereof, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of the G&R Indenture or of any default thereunder and its consequences, or reduce the requirements for quorum or voting, without, in any such case, the consent of the Holder of each Outstanding Indenture Security of such series, or

(d)    modify certain of the provisions of the G&R Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Indenture Securities of any series without the consent of the Holder of each Outstanding Indenture Security of such series.

A supplemental indenture that changes or eliminates any covenant or other provision of the G&R Indenture that has expressly been included solely for the benefit of the Holders of, or that is to remain in effect only so long as there shall be Outstanding, Indenture Securities of one or more specified series or modifies the rights of the Holders of Indenture Securities of such series with respect to such covenant or other provision, will be deemed not to affect the rights under the G&R Indenture of the Holders of the Indenture Securities of any other series. (See Section 14.02.)

Waiver

The Holders of at least a majority in aggregate principal amount of all Indenture Securities may waive our obligations to comply with certain covenants, including the covenants to maintain its corporate existence and properties, pay taxes and discharge liens, maintain certain insurance and make such recordings and filings as are necessary to protect the security of the Holders and the rights of the Trustee and its covenant with respect to merger, consolidation or the transfer or lease of the Mortgaged Property as or substantially as an entirety, described above, provided that such waiver occurs before the time such compliance is required. The Holders of at least a majority of the aggregate principal amount of Outstanding Indenture Securities of all affected series or tranches, considered as one class, may waive, before the time for such compliance, compliance with any covenant specified with respect to Indenture Securities of such series or tranches thereof. (See Section 6.09.)

Before any sale of any of the Mortgaged Property and before a judgment or decree for payment of the money due shall have been obtained by the Trustee, the Holders of at least a majority in principal amount of all Outstanding Securities may waive any past default under the G&R Indenture, except a default (a) in the payment of the principal of or premium, if any, or interest, if any, on any Security Outstanding, or (b) in respect of a covenant or provision of the G&R Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Security of any series or tranche affected. Upon any such waiver, such default shall cease to exist, and any and all Events of Default arising therefrom shall be deemed to have been cured; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon. (Section 10.17.)

Events of Default

Each of the following events constitutes an Event of Default under the G&R Indenture:

(1)    failure to pay interest on any Indenture Security within 60 days after the same becomes due and payable;

(2)    failure to pay principal of or premium, if any, on any Indenture Security within three Business Days after its Maturity;

(3)    failure to perform or breach of any of our covenants or warranties in the G&R Indenture (other than a covenant or warranty which is to remain in effect only so long as the notes offered hereby remain outstanding or a default in the performance of which or breach of which is dealt with elsewhere under this paragraph) for a period of 90 days after there has been given to us by the Trustee, or to us and the Trustee by the Holders of at least 33% in principal amount of Outstanding Indenture Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default,” unless the Trustee, or the Trustee and the Holders of a principal amount of Indenture Securities not less than the principal amount of Indenture Securities the Holders of which gave such notice, as the case may be, agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee, or the Trustee and such Holders, as the case may be, will be deemed to have agreed to an extension of such period if we have initiated corrective action within such period and is being diligently pursued;

(4)    certain events relating to our reorganization, bankruptcy and insolvency or appointment of a receiver or trustee for our property (See Section 10.01.); and

(5)    an event of default under the First Mortgage Indenture; provided, however, that, anything in the G&R Indenture to the contrary notwithstanding, the waiver or cure of such event of default under the First Mortgage Indenture shall constitute a cure of the corresponding event of default under the G&R Indenture.

Remedies

Acceleration of Maturity

If an Event of Default occurs and is continuing, then the Trustee or the Holders of not less than 33% in principal amount of Indenture Securities then Outstanding may declare the principal amount (or if the Indenture Securities are Discount Securities, such portion of the principal amount as may be provided for such Discount Securities pursuant to the terms of the G&R Indenture) of all of the Indenture Securities then Outstanding, together with premium, if any, and accrued interest, if any, thereon to be immediately due and payable. At any time after such declaration of acceleration of the Indenture Securities then Outstanding, but before the sale of any of the Mortgaged Property and before a judgment or decree for payment of money shall have been obtained by the Trustee as provided in the G&R Indenture, the Event or Events of Default giving rise to such declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if

(a)    we have paid or deposited with the Trustee a sum sufficient to pay

(1)    all overdue interest, if any, on all Indenture Securities then Outstanding;

(2)    the principal of and premium, if any, on any Indenture Securities then Outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Indenture Securities; and

(3)    all amounts due to the Trustee as compensation and reimbursement as provided in the G&R Indenture; and

(b)    any other Event or Events of Default, other than the non-payment of the principal of Indenture Securities that shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in the G&R Indenture. (See Section 10.02.)

Possession of Mortgaged Property

Under certain circumstances and to the extent permitted by law, if an Event of Default occurs and is continuing, the Trustee has the power to take possession of, and to hold, operate and manage, the Mortgaged

Property, or with or without entry, sell the Mortgaged Property. If the Mortgaged Property is sold, whether by the Trustee or pursuant to judicial proceedings, the principal of the Outstanding Indenture Securities, if not previously due, will become immediately due, together with premium, if any, and any accrued interest. (See Sections 10.03, 10.04 and 10.05.)

Right to Direct Proceedings

If an Event of Default occurs and is continuing, the Holders of a majority in principal amount of the Indenture Securities then Outstanding will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that (a) such direction does not conflict with any rule of law or with the G&R Indenture, and could not involve the Trustee in personal liability in circumstances where indemnity would not, in the Trustee’s sole discretion, be adequate and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. (See Section 10.16.)

Limitation on Right to Institute Proceedings

No Holder of any Indenture Security will have any right to institute any proceeding, judicial or otherwise, with respect to the G&R Indenture or for the appointment of a receiver or for any other remedy thereunder unless

(a)    such Holder has previously given to the Trustee written notice of a continuing Event of Default;

(b)    the Holders of not less than a majority in aggregate principal amount of the Indenture Securities then Outstanding have made written request to the Trustee to institute proceedings in respect of such Event of Default and have offered the Trustee reasonable indemnity against costs and liabilities to be incurred in complying with such request;

(c)    such Holder or Holders shall have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)    for sixty days after receipt of such notice, the Trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the Trustee during such sixty day period by the Holders of a majority in aggregate principal amount of Indenture Securities then Outstanding; and

(e)    no direction inconsistent with such written request shall have been given to the Trustee during such sixty day period by the Holders of a majority in aggregate principal amount of the Securities then Outstanding;

it being understood and intended that no one or more of such Holders shall have any right in any manner to affect, disturb or prejudice the lien of the G&R Indenture or the rights of any other of such Holders or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under the G&R Indenture, except in the manner provided in the G&R Indenture and for the equal and ratable benefit of all of such Holders.

Furthermore, no Holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other Holders. (See Section 10.11.)

No Impairment of Right to Receive Payment

Notwithstanding that the right of a Holder to institute a proceeding with respect to the G&R Indenture is subject to certain conditions precedent, each Holder of an Indenture Security has the absolute and unconditional right to receive payment of the principal of and premium, if any, and interest, if any, on such Indenture Security when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of such Holder. (See Section 10.12.)

Notice of Default

The Trustee is required to give the Holders notice of any default under the G&R Indenture to the extent required by the Trust Indenture Act, unless such default shall have been cured or waived, except that no such notice to Holders of a default of the character described in clause (3) under “Events of Default” may be given until at least 75 days after the occurrence thereof. (See Section 11.02.) The Trust Indenture Act currently permits the Trustee to withhold notices of default (except for certain payment defaults) if the Trustee in good faith determines the withholding of such notice to be in the interests of the Holders.

Indemnification of Trustee

As a condition precedent to certain actions by the Trustee in the enforcement of the lien of the G&R Indenture and institution of action on the Indenture Securities, the Trustee may require adequate indemnity against costs, expenses and liabilities to be incurred in connection therewith. (See Sections 10.11 and 11.01.)

Remedies Limited by State Law

The laws of the State of Nevada where the Mortgaged Property is located may limit or deny the ability of the Trustee or securityholders to enforce certain rights and remedies provided in the G&R Indenture in accordance with their terms.

Defeasance

Any Indenture Securities, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the G&R Indenture, and, at our election, our entire indebtedness in respect thereof will be deemed to have been satisfied and discharged, if there has been irrevocably deposited with the Trustee or any Paying Agent (other than us), in trust: (a) money (including Funded Cash not otherwise applied pursuant to the G&R Indenture) in an amount which will be sufficient, or (b) Eligible Obligations (as described below), which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with the money, if any, deposited with or held by the Trustee or such Paying Agent, will be sufficient, or (c) a combination of (a) and (b) which will be sufficient, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Indenture Securities or portions thereof. (See Section 9.01.) For this purpose, Eligible Obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States of America, entitled to the benefit of the full faith and credit thereof, and certificates, depositary receipts or other instruments that evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof.

Notwithstanding the foregoing, no note shall be deemed to have been paid as aforesaid unless we shall have delivered to the Trustee either:

(a)    an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (i) we have received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of the G&R Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; or

(b)    (i) an instrument wherein we, notwithstanding the satisfaction and discharge of our Indebtedness in respect of the notes, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee such additional sums of money, if any, or additional Eligible Obligations, if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such notes or portions thereof; provided, however, that such instrument may state that our obligation to make additional deposits as aforesaid shall be subject to the delivery to us by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing showing the calculation thereof; and (ii) an opinion of tax counsel in the United States reasonably acceptable to the Trustee to the effect that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

Duties of the Trustee; Resignation; Removal

The Trustee will have, and will be subject to, all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Trustee will be under no obligation to exercise any of the powers vested in it by the G&R Indenture at the request of any holder of Indenture Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of its duties if the Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

The Trustee may resign at any time by giving written notice thereof to us or may be removed at any time by Act of the Holders of a majority in principal amount of Indenture Securities then Outstanding delivered to us and the Trustee. No resignation or removal of the Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the G&R Indenture. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing, if we have delivered to the Trustee a resolution of our Board of Directors appointing a successor trustee and such successor has accepted such appointment in accordance with the terms of the G&R Indenture, the Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the G&R Indenture. (See Section 11.10.)

Evidence to be Furnished to the Trustee

Compliance with G&R Indenture provisions is evidenced by written statements of our officers or persons selected or paid by us. In certain cases, opinions of counsel and certification of an engineer, accountant, appraiser or other expert (who in some cases must be independent) must be furnished. In addition, the G&R Indenture requires us to give the Trustee, not less often than annually, a brief statement as to our compliance with the conditions and covenants under the G&R Indenture.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of Nevada Power will have any liability for any obligations of Nevada Power under the Indenture Securities, the G&R Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Indenture Securities by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Indenture Securities. The waiver may not be effective to waive liabilities under the federal securities laws.

DESCRIPTION OF FIRST MORTGAGE INDENTURE

General

The summaries under this heading do not purport to be complete and are subject to the detailed provisions of the First Mortgage Indenture. Wherever particular provisions of the First Mortgage Indenture or terms defined therein are referred to, such provisions or definitions are incorporated by reference as a part of the statements made herein and such statements are qualified in their entirety by such reference.

Security

The First Mortgage Indenture covers substantially all of Nevada Power’s real and tangible properties located in the State of Nevada, Nevada Power’s interest in a generation station in the State of Arizona, as well as certain mining interests of Nevada Power in the State of Utah, and improvements, extensions and additions thereto and replacements thereof.

Property excepted from the lien of the First Mortgage Indenture includes: (a) cash, bills, notes or accounts receivable, contracts or chooses in action (except cash deposited with the Trustee pursuant to the G&R Indenture and except any of such items specifically subjected to the lien of the G&R Indenture); (b) notes, notes, evidences of indebtedness, judgments, shares of stock or other securities, except any of such items as are specifically subjected to the lien of the G&R Indenture; (c) automobiles or trucks; and (d) materials, supplies, merchandise, goods and appliances held for the purpose of sale in the ordinary course of business and fuel, materials, supplies and similar personal property which are consumable in their use in the operation of the plants or systems of Nevada Power. (See Granting Clause IV of the First Mortgage Indenture.)

The First Mortgage Indenture constitutes a first mortgage lien on the properties of Nevada Power covered thereby, other than property excepted from the liens thereof and such property as may have been disposed of or released from the liens thereof in accordance with the terms thereof, subject to no liens prior to the liens thereof other than certain specified liens permitted to exist and, as to after-acquired property, to liens existing or placed thereon at the time of acquisition and, in certain circumstances, to liens attaching to such property prior to the recording and/or filing of an instrument specifically subjecting such property to the lien of the First Mortgage Indenture.

As of the date hereof, the aggregate principal amount of first mortgage bonds outstanding under the First Mortgage Indenture is $372.5 million.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

This section describes the material United States federal income tax consequences of exchanging the old notes for the new notes and of owning and disposing of notes. It does not address state, local or foreign taxes of any kind. This section reflects the opinion of Choate, Hall & Stewart, counsel to Nevada Power. This section applies to you only if you acquired the old notes in the offering at the offering price and you hold your notes as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank;

•	a life insurance company;

•	a tax-exempt organization;

•	a person that owns notes that are a hedge or that are hedged against interest rate risks;

•	a person that owns notes as part of a straddle or conversion transaction for tax purposes, or

•	a person whose functional currency for tax purposes is not the U.S. dollar.

If you purchase notes at a price other than the offering price, the amortizable note premium or market discount rules may also apply to you. You should consult your tax advisor regarding this possibility.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

United States Holders

This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a note and you are:

•	a citizen or resident of the United States;

•	a domestic corporation or partnership;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•	a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this subsection does not apply to you and you should refer to “United States Alien Holders” below.

Exchange of old notes for new notes

An exchange of old notes for new notes will not be a taxable event for federal income tax purposes. Rather, the new notes will be treated as a continuation of the old notes in the hands of a United States holder. As a result, you will not recognize any income, gain or loss for federal income tax purposes upon an exchange of old notes for new notes, and you will have the same tax basis and holding period in the new notes as you had in the old notes.

Payments of Interest

You will be taxed on interest on your notes as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Purchase, Sale and Retirement of the Notes

Your tax basis in your old notes generally will be their cost, and your tax basis in any new notes acquired in the Exchange Offer will be equal to your tax basis in the old notes surrendered. You will generally recognize capital gain or loss on the sale or retirement of notes equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest, and your tax basis in your notes. Capital gain of a noncorporate United States holder is generally taxed at a maximum rate of 20% where the property disposed of was held more than one year.

United States Alien Holders

This subsection describes the tax consequences to a United States alien holder. You are a United States alien holder if you are the beneficial owner of a note and are, for United States federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation;

•	a foreign partnership;

•	an estate unless its income is subject to United States federal income tax regardless of its source; or

•	a trust unless a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are a United States holder, this section does not apply to you.

An exchange of old notes for new notes will not constitute a taxable event for federal income tax purposes. Rather, the new notes will be treated as a continuation of the old notes in the hands of a United States alien holder. As a result, you will not recognize any income, gain or loss for federal income tax purposes upon an exchange of old notes for new notes, and you will have the same tax basis and holding period in the new notes as you had in the old notes.

Under United States federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a United States alien holder of a note:

•	we and other U.S. payors generally will not be required to deduct United States withholding tax from payments of principal, premium, if any, and interest to you if all of the following are true:

(1)    you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Nevada Power entitled to vote,

(2)    you are not a controlled foreign corporation that is related to Nevada Power through stock ownership,

(3)    your income or gain from the new notes is not effectively connected with a trade or business that you conduct within the United States, and

(4)    either (i) you furnish the U.S. payor an Internal Revenue Service Form W-8BEN certifying under penalties of perjury that you are not a United States person, or (ii) the payor can otherwise be satisfied that you are not a United States person by relying on account documentation or other evidence as prescribed in Treasury regulations. However, this requirement will not be considered satisfied if the payor has actual knowledge or reason to know that you are a United States person notwithstanding the certificate or other documentation.

•	no deduction for any United States federal withholding tax will be made on the exchange of old notes for new notes; or from any taxable capital gain that you realize on the sale or exchange of your note, provided that you are not subject to backup withholding, as described below.

We and other payors are required to report payments of interest on your notes on Internal Revenue Service Form 1042-S even if the payments are not otherwise subject to information reporting requirements.

If you are engaged in a trade or business within the United States and the interest on the note is effectively connected with your United States business, the interest and any gain on the note will not be subject to withholding if you have provided the payor an Internal Revenue Service Form W-8ECI as prescribed in the Treasury regulations. However, interest on a note that is effectively connected with your United States business will be subject to United States taxation in the same manner as applies to United States holders. In addition, if you are entitled to the benefits of a tax treaty with the United States, interest and gain from the note may be exempt from U.S. tax, even if effectively connected with a United States trade or business, unless you also have a permanent establishment in the United States to which the interest or gain is attributable. In order to claim benefits under a tax treaty with the United States, you must furnish an Internal Revenue Service Form W-8BEN to the payor.

Further, a note held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual’s gross estate for United States federal estate tax purposes if:

•	the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Nevada Power entitled to vote at the time of death, and

•	the income on the note would not have been effectively connected with a United States trade or business of the decedent at the same time.

Backup Withholding and Information Reporting

We and other payors, including brokers, may be required to report to you and to the Internal Revenue Service any payments of principal, premium and interest on your note and the amount of any proceeds from the sale or exchange of your note. As described more fully below, we and other payors may also be required to make “backup withholding” from payments of principal, premium, interest and sales proceeds if you fail to provide an accurate taxpayer identification number or otherwise establish an exemption from backup withholding.

Backup withholding is not an additional tax. If you are subject to backup withholding, you may obtain a credit or refund of the amount withheld by filing the required information with the Internal Revenue Service.

United States Holders

In general, if you are a noncorporate United States holder, we and other payors are required to report to the Internal Revenue Service all payments of principal, any premium and interest on your note. In addition, we and other payors are required to report to the Internal Revenue Service any payment of proceeds of the sale of your note before maturity within the United States. Additionally, backup withholding at a rate of 30% will apply to any payments if you fail to provide an accurate taxpayer identification number, or you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

United States Alien Holders

In general, payments of principal, premium or interest made by us and other payors to you will not be subject to backup withholding and information reporting, provided that the certification requirements described above under “United States Alien Holders” are satisfied or you otherwise establish an exemption.

In general, proceeds of your sale of a note will not be subject to backup withholding or information reporting if:

•	you furnish your broker an Internal Revenue Service Form W-8BEN certifying under penalties of perjury that you are not a United States person, or

•	your broker possesses other documentation concerning your account on which the broker is permitted to rely under Treasury regulations to establish that you are a non-United States person, or

•	you otherwise establish an exemption.

If you are not exempted from backup withholding and information reporting under the preceding paragraph:

•	backup withholding and information reporting will apply to the proceeds of any sale that you make through the United States office of any broker, foreign or domestic.

•	information reporting will also apply to the proceeds of sales that are made through a foreign office of a broker if the proceeds are paid into a United States account, or such proceeds or the confirmation of the sale are mailed to you at a United States address, or if you have opened an account with a United States office of your broker, or regularly communicated with the broker from the United States concerning the sale in question and other sales, or negotiated the sale in question through the broker’s United States office. Backup withholding will also apply unless the proceeds of such a sale are paid to an account maintained at a bank or other financial institution located outside the United States.

•	Information reporting, but not backup withholding, will be required regarding sales made through the foreign office of a broker who is (a) a United States person, (b) a “controlled foreign corporation,” or (c) a foreign individual or entity possessing sufficient contacts with the United States as set forth in Treasury Regulations.

Notwithstanding any withholding certificate or documentary evidence in a broker’s possession, a broker who has actual knowledge or reason to know that you are a United States person will be required to make backup withholdings and file information reports with the Internal Revenue Service if the broker is a U.S. person or is a foreign person that has a U.S. connection of the type discussed in the last bullet point of the preceding paragraph.

ERISA CONSIDERATIONS

Before making an investment in the notes, a benefit plan investor subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and/or the prohibited transaction provisions of the Internal Revenue Code of 1986, as amended (the “Code”) (collectively, an “ERISA Plan”) should review the following summary of issues.

This summary is based on the provisions of ERISA and the Code (and the related regulations and administrative and judicial interpretations) as of the date hereof. This summary does not purport to be complete, and no assurance can be given that future legislation, court decisions, administrative regulations, rulings or administrative pronouncements will not significantly modify the requirements summarized herein. Any such changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release.

In contemplating an investment of a portion of an ERISA Plan in the notes, the fiduciary of the ERISA Plan who is responsible for making such investment should carefully consider, taking into account the facts and circumstances of the ERISA Plan, whether such investment is consistent with the fiduciary responsibility requirements of ERISA, including, but not limited to, whether: (i) such investment is consistent with the prudence and diversification requirements of ERISA; (ii) the fiduciary has authority to make such investment under the appropriate governing instrument and Title I of ERISA; (iii) such investment is made solely in the interest of the participants in and beneficiaries of the ERISA Plan; (iv) the acquisition and holding of the notes does not result in a non-exempt “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code; and (v) such investment does not violate ERISA’s prohibition on improper delegation of control over or responsibility for “plan assets.”

Fiduciaries of ERISA Plans should also carefully consider the definition of the term “plan assets” in Regulations Section 2510.3-101 promulgated by the United States Department of Labor (“DOL”) on November 13, 1986 (the “Plan Asset Regulations”). Under the Plan Asset Regulations, if an ERISA Plan invests in an “equity interest” in a corporation, partnership, trust or another specified entity, the underlying assets and properties of the entity may be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the investing ERISA Plan. According to the Plan Asset Regulations, an interest is not an “equity interest” if it is treated as an indebtedness under applicable local law and has no substantial equity features. Although there is little statutory or regulatory guidance on this subject, and there can be no assurances in this regard, it appears that the notes should not be treated as equity interests for purposes of the Plan Asset Regulations. Accordingly, the assets of Nevada Power should not be treated as the assets of any ERISA Plans investing in the notes.

In addition, ERISA and the Code generally prohibit certain transactions involving the assets of an ERISA Plan and persons who have certain specified relationships to the ERISA Plan (“parties in interest” as defined in ERISA or “disqualified persons” as defined in the Code).

The notes may not be sold or transferred to, and each purchaser by its purchase of the notes shall be deemed to have represented and covenanted that it is not acquiring the notes for or on behalf of, and will not transfer the notes to, any ERISA Plan except that such purchase for or on behalf of an ERISA Plan shall be permitted:

(i)    to the extent such purchase is made by or on behalf of a bank collective investment fund maintained by the purchaser in which no ERISA Plan (together with any other plan maintained by the same employer or employee organization) has an interest in excess of 10% of the total assets in such collective investment fund, and the other applicable conditions of Prohibited Transaction Class Exemption 91-38 issued by the DOL are satisfied;

(ii)    to the extent such purchase is made by or on behalf of an insurance company pooled separate account maintained by the purchaser in which, at any time while the notes are outstanding, no ERISA Plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of 10% of the total of all assets in such pooled separate account, and the other applicable conditions of Prohibited Transaction Class Exemption 90-1 issued by the DOL are satisfied;

(iii)    to the extent such purchase is made on behalf of an ERISA Plan by (A) an investment adviser registered under the 1940 Act that had as of the last day of its most recent fiscal year total assets under its management and control in excess of $50.0 million and had stockholders’ or partners’ equity in excess of $750,000, as shown in its most recent balance sheet prepared in accordance with generally accepted accounting principles, or (B) a bank as defined in Section 202 (a)(2) of the 1940 Act with equity capital in excess of $1.0 million as of the last day of its most recent fiscal year, or (C) an insurance company which is qualified under the laws of more than one State to manage, acquire or dispose of any assets of an ERISA Plan, which insurance company has as of the last day of its most recent fiscal year, net worth in excess of $1.0 million and which is subject to supervision and examination by a State authority having supervision over insurance companies and, in any case, such investment adviser, bank or insurance company is otherwise a qualified professional asset manager, as such term is used in Prohibited Transaction Class Exemption 84-14 issued by the DOL, and the assets of such plan when combined with the assets of other plans established or maintained by the same employer (or affiliates thereof) or employee organization and managed by such investment adviser, bank or insurance company, do not represent more than 20% of the total client assets managed by such investment adviser, bank or insurance company at the time of the transaction, and the other applicable conditions of such exemption are otherwise satisfied;

(iv)    to the extent such plan is a governmental plan (as defined in Section 3(32) of ERISA) which is not subject to the provisions of the Title I of ERISA or Section 401 of the Code;

(v)    to the extent such purchase is made by or on behalf of an insurance company using the assets of its general account, the reserves and liabilities for the general account contracts held by or on behalf of any plan, together with any other plans maintained by the same employer (or its affiliates) or employee organization, do not exceed 10% of the total reserves and liabilities of the insurance company general account (exclusive of separate account liabilities), plus surplus as set forth in the National Association of Insurance Commissioners Annual Statement filed with the State of domicile of the insurer, in accordance with Prohibited Transaction Class Exemption 95-60 issued by the DOL, and the other applicable conditions of such exemption are otherwise satisfied;

(vi)    to the extent such purchase is made by an in-house asset manager within the meaning of Part IV(a) of Prohibited Transaction Class Exemption 96-23 issued by the DOL, such manager has made or properly authorized the decision for such plan to purchase notes, under circumstances such that Prohibited Transaction Class Exemption 96-23 is applicable to the purchase and holding of such notes; or

(vii)    to the extent such purchase will not otherwise give rise to a transaction described in Section 406 of ERISA or Section 4975(c)(1) of the Code for which a statutory or administrative exemption is unavailable.

PROSPECTIVE INVESTORS THAT ARE ERISA PLANS ARE STRONGLY URGED TO CONSULT THEIR OWN ERISA AND TAX ADVISORS REGARDING THE CONSEQUENCES OF AN INVESTMENT IN THE NOTES.

The sale of the notes to an ERISA Plan shall not be deemed a representation by Nevada Power or the initial purchasers that this investment meets all relevant legal requirements with respect to ERISA Plans generally or any particular ERISA Plan.

PLAN OF DISTRIBUTION

As discussed under the Section entitled “THE EXCHANGE OFFER,” based on an interpretation of the staff of the Securities and Exchange Commission, Nevada Power believes that new notes issued pursuant to the exchange offer may be offered for resale and resold or otherwise transferred by any holder of such new notes (other than any such holder which is an “affiliate” of Nevada Power within the meaning of Rule 405 under the Securities Act and except as otherwise discussed below with respect to holders which are broker-dealers) without compliance with the registration and prospectus delivery requirements of the Securities Act so long as such new notes are acquired in the ordinary course of such holder’s business and such holder has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of such new notes.

Each broker-dealer that receives new notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of those new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes only where those old notes were acquired as a result of market-making activities or other trading activities. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions. Nevada Power has agreed that, for a period of one year after the Expiration Date, they will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

Nevada Power will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of those new notes may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933 and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act of 1933. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933.

For a period of one year after the Expiration Date, Nevada Power will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests those documents in the letter of transmittal. Nevada Power has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for holders of the notes) other than commissions or concessions of any broker-dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act of 1933.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-4 to register with the Securities and Exchange Commission the new notes to be issued in exchange for the old notes. This prospectus is part of that registration statement. As allowed by the Securities and Exchange Commission’s rules, this prospectus does not contain all of the information you can find in the registration statement and the exhibits to the registration statement. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Although all of the common stock of Nevada Power is owned by Sierra Pacific Resources, Nevada Power remains subject to the informational requirements of the Exchange Act with respect to certain other classes of securities currently outstanding. Nevada Power, therefore, files reports and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information filed by Nevada Power with the Securities and Exchange Commission can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room, Room 1024 at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the public reference rooms and their copy charges may be obtained from the Securities and Exchange Commission by calling 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, including Nevada Power, that have been filed electronically with the Securities and Exchange Commission.

INCORPORATION OF INFORMATION WE FILE WITH THE

SECURITIES AND EXCHANGE COMMISSION

The Securities and Exchange Commission allows us to incorporate by reference the information we file with them, which means:

•	incorporated documents are considered part of the prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the Securities and Exchange Commission will automatically update and supersede this incorporated information.

We incorporate by reference the documents listed below which were filed with the Securities and Exchange Commission under the Exchange Act:

•	our annual report on Form 10-K for the year ended December 31, 2002;

•	our current report on Form 8-K filed on February 10, 2003;

•	our current report on Form 8-K filed on February 12, 2003; and

•	our current report on Form 8-K filed on April 4, 2003.

We also incorporate by reference each of the following documents that we will file with the Securities and Exchange Commission after the date of this prospectus until this offering is completed or after the date of this initial registration statement and before effectiveness of the registration statement:

•	reports filed under Sections 13(a) and (c) of the Exchange Act;

•	definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders’ meeting; and

•	any reports filed under Section 15(d) of the Exchange Act.

You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

Nevada Power Company

6226 W. Sahara Avenue

Las Vegas, Nevada 89146

Attention: Vice President and Chief Financial Officer

Telephone: (702) 367-5000

LEGAL OPINIONS

The validity of the new notes offered hereby and certain tax matters will be passed upon for Nevada Power by Choate, Hall & Stewart (a partnership including professional corporations), Boston, Massachusetts. Matters of Nevada law will be passed upon for Nevada Power by Woodburn and Wedge, Reno, Nevada.

EXPERTS

The financial statements and the related financial statement schedule incorporated in this prospectus by reference from Nevada Power’s Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Until May 27, 2003, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$250,000,000

NEVADA POWER COMPANY

10 7/8% GENERAL AND REFUNDING

MORTGAGE NOTES, SERIES E, DUE 2009

PROSPECTUS

April 17, 2003

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes provide that a corporation’s articles of incorporation may include a provision eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer. However, such a provision may not eliminate or limit the liability of a director or officer for (1) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (2) the payment of certain distributions in violation of Chapter 78 of the Nevada Revised Statutes.

The Company’s Articles of Incorporation and By-laws provide in substance that no director, officer, employee, fiduciary or authorized representative of the Company shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a director, officer or other representative capacity to the fullest extent that the laws of the State of Nevada permit elimination or limitation of the liability of directors and officers.

The Nevada Revised Statutes also provide that under certain circumstances, a corporation may indemnify any person for amounts incurred in connection with a pending, threatened or completed action, suit or proceeding in which he is, or is threatened to be made, a party by reason of his being a director, officer, employee or agent of the corporation or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. With respect to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court to be liable to the corporation or for amounts paid in settlement to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

The Company’s By-laws provide in substance that every director and officer of the Company shall be entitled to indemnification against reasonable expense and any liability incurred in connection with the defense of any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Company or otherwise, in which he or she may be involved, as a party or otherwise, by reason of being or having been a director or officer of the Company or by reason of the fact that such person is or was serving at the request of the Company as a director, officer, employee, fiduciary or other representative of the Company or another corporation, partnership, joint venture, trust, employee benefit plan or other entity, except to the extent prohibited by law.

The Company has purchased insurance coverage under a policy insuring its directors and officers against certain liabilities which they may incur in their capacity as such.

See “Item 22. Undertakings” for a description of the Securities and Exchange Commission’s position regarding such indemnification provisions.

ITEM 21.    EXHIBITS

See Index to Exhibits immediately preceding the Exhibits included as part of this Registration Statement.

ITEM 22.    UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)    That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2)    To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of the Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(3)    The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4/A and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the17th day of April, 2003.

NEVADA POWER COMPANY

By	/s/ RICHARD K. ATKINSON
Richard K. Atkinson Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ WALTER M. HIGGINS Walter M. Higgins	Director and Chief Executive Officer	April 17, 2003

/s/ RICHARD K. ATKINSON Richard K. Atkinson	Vice President and Chief Financial Officer	April 17, 2003

/s/ JOHN E. BROWN John E. Brown	Vice President, Controller	April 17, 2003

/s/ EDWARD P. BLISS* Edward P. Bliss	Director	April 17, 2003

/s/ MARY LEE COLEMAN* Mary Lee Coleman	Director	April 17, 2003

/s/ KRESTINE M. CORBIN* Krestine M. Corbin	Director	April 17, 2003

Signature	Title	Date

/s/ THEODORE J. DAY* Theodore J. Day	Director	April 17, 2003

/s/ JAMES R. DONNELLEY* James R. Donnelley	Director	April 17, 2003

/s/ JERRY E. HERBST* Jerry E. Herbst	Director	April 17, 2003

/s/ JOHN F. O’REILLY* John F. O’Reilly	Director	April 17, 2003

/s/ CLYDE T. TURNER* Clyde T. Turner	Director	April 17, 2003

/s/ DENNIS E. WHEELER* Dennis E. Wheeler	Director	April 17, 2003

*By:	/s/ RICHARD K. ATKINSON	April 17, 2003
Richard K. Atkinson Attorney-in-fact

Exhibit Index

1.1	†

Registration Rights Agreement dated as of October 29, 2002 among Nevada Power Company, Lehman Brothers, Inc. and Credit Suisse First Boston Corporation (previously filed as Exhibit 1.1 to Form S-4, File No. 333-102727).

3.1	†	Articles of Incorporation (previously filed as Exhibit 3(B) to Form 10-K for the year ended December 31, 1999)

3.2	†	By-Laws (previously filed as Exhibit 3(C) to Form 10-K for the year ended December 31, 1999)

4.1	†

General and Refunding Mortgage Indenture, dated as of May 1, 2001 between Nevada Power Company and The Bank of New York, as Trustee (previously filed as Exhibit 4.1(a) to Form 10-Q for the quarter ended June 30, 2001)

4.2	†	First Supplemental Indenture, dated as of May 1, 2001 (previously filed as Exhibit 4.1(b) to Form 10-Q for the quarter ended June 30, 2001)

4.3	†

Officer’s Certificate establishing the terms of Nevada Power Company’s 8.25% General and Refunding Mortgage Bonds, Series A, due June 1, 2011 (previously filed as Exhibit 4.1(c) to Form 10-Q for the quarter ended June 30, 2001)

4.4	†	Second Supplemental Indenture, dated as of October 2001 (previously filed as Exhibit 4(A) to Form 10-K for the year ended December 31, 2001)

4.5	†

Officer’s Certificate establishing the terms of Nevada Power Company’s General and Refunding Mortgage Notes, Floating Rate, Series B, due October 15, 2003 (previously filed as Exhibit 4(B) to Form 10-K for the year ended December 31, 2001)

4.6	†

Officer’s Certificate establishing the terms of Nevada Power Company’s General and Refunding Mortgage Bonds, Series D, due April 15, 2004 (previously filed as Exhibit 4.1 to Form 10-Q for the quarter ended June 30, 2002)

4.7	†

Officer’s Certificate establishing the terms of Nevada Power Company’s 10-7/8% General and Refunding Mortgage Notes, Series E, due 2009 (previously filed as Exhibit 4.1 to Form 10-Q for the quarter ended September 30, 2002)

5.1	†	Opinion of Choate, Hall & Stewart

5.2	†	Opinion of Woodburn and Wedge

8.1	†	Opinion of Choate, Hall & Stewart as to Tax Matters (included in Exhibit 5.1)

12.1	†	Statement regarding computation of Ratios of Earnings to Fixed Charges (previously filed as Exhibit 12(B) to Form 10-K for the year ended December 31, 2002)

23.1		Consent of Deloitte & Touche LLP

23.2	†	Consent of Choate, Hall & Stewart (included in Exhibit 5.1)

23.3	†	Consent of Woodburn and Wedge (included in Exhibit 5.2)

23.4	†	Consent of Choate, Hall & Stewart as to Tax Matters (included in Exhibit 5.1)

24.1	†	Powers of Attorney (included on signature page)

25.1		Statement of Eligibility of Trustee on Form T-1 of The Bank of New York

99.1		Form of Letter of Transmittal

99.2		Form of Exchange Agent Agreement

†	Previously filed